UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement under Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

PACER INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Pacer International, Inc., which will be held on May 3, 2007, beginning at 2:00 P.M., Eastern Time. The meeting will be held at the Company’s office located at 6805 Perimeter Drive in Dublin, Ohio 43016. The purpose of the meeting is to consider and vote upon the proposals explained in the notice of annual meeting and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement, and a proxy card are enclosed. We have also enclosed our 2006 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during the fiscal year ended December 29, 2006.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing, and dating the enclosed proxy card, and returning it in the enclosed postage paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

Michael E. Uremovich Chief Executive Officer and Chairman of the Board of Directors

2300 Clayton Road, Suite 1200

Concord, California 94520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Pacer International, Inc. will be held at 2:00 P.M., Eastern Time, on Thursday, May 3, 2007, at the Company’s offices located at 6805 Perimeter Drive, Dublin, Ohio 43016 for the following purposes:

1.	To elect three directors;
2.	To ratify the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for our 2007 fiscal year;
3.	To approve our 2006 Long Term Incentive Plan; and
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 23, 2007, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Lisa Ormand Taylor Vice President, Assistant General Counsel and Corporate Secretary March 14, 2007

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, mark and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, marking and returning the proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option at any time before the annual meeting.

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

You have received this proxy statement and the accompanying notice of annual meeting and proxy card as an owner of the common stock, $.01 par value, of Pacer International, Inc., in connection with the solicitation of proxies by the Board of Directors, or the “Board,” for use at Pacer’s 2007 annual meeting of shareholders.

Unless the context requires otherwise, references in this proxy statement to “Pacer,” the “Company,” “we,” “us,” or “our” refer to Pacer International, Inc. and its consolidated subsidiaries, and references to our “2006 fiscal year” refer to our fiscal year ended December 29, 2006.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2007 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the proxy card on or about March 14, 2007.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	May 3, 2007
2:00 P.M., Eastern Time
6805 Perimeter Drive
Dublin, Ohio 43016

Items to be Voted Upon	You will be voting on the following matters:

■	The election of three directors;
■	The ratification of the appointment of our independent registered public accounting firm for the 2007 fiscal year;
■	The approval of our 2006 Long Term Incentive Plan; and
■	Such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, February 23, 2007. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had

37,017,879 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on February 23, 2007, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Proxy Card

If you sign, date, mark and return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you have three choices: you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” the matter or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, the persons appointed as proxies will vote your shares:

■	“FOR” the election of all nominees for director identified on pages 4 and 5;
■	“FOR” the ratification of appointment of Pricewaterhouse-Coopers LLP as our independent registered public accounting firm;
■	“FOR” the approval of the 2006 Long Term Incentive Plan; and
■	In the discretion of the persons named as proxies on the enclosed proxy card as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Changing Your Vote	You can revoke your proxy at any time before it is voted at the annual meeting by:

■	Submitting a new proxy with a later date by signing and returning a proxy card to the Company;
■	Attending the annual meeting and voting in person; or
■	Sending written notice of revocation addressed to our Corporate Secretary.

Quorum	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Pacer’s common stock.

Votes Required	Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The ratification of the appointment of the independent registered public accounting firm will be approved if the votes cast at a meeting at which a quorum is present favoring the ratification exceed the votes cast opposing it.

The 2006 Long Term Incentive Plan will be adopted and approved if the proposal receives the affirmative vote of a majority of the total votes cast on the proposal.

Other matters, if any, will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our charter or bylaws or the Tennessee Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Tennessee corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Since abstentions and broker non-votes are not considered votes opposing the election of a director or other actions, abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will have the effect of a vote against approval of the 2006 Long Term Incentive Plan.

Solicitation

Pacer will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We have engaged the firm of Georgeson Inc. to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson Inc. a fee of $10,000 plus expenses for its services. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. Directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our charter and bylaws provide that our Board shall be divided into three classes that serve staggered three-year terms. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

Our Board is presently composed of seven members.

If elected at the 2007 annual meeting, Messrs. Giftos, Spector and Uremovich would serve until the 2010 annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated for election as a director and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting

P. Michael Giftos

P. Michael Giftos, age 60, has served as a director of our Company since April 2004. During his 29-year career with CSX Corporation and its subsidiaries, Mr. Giftos served in many executive management positions. From April 2000 through his retirement in March 2006, Mr. Giftos served as Executive Vice President and Chief Commercial Officer. Before that assignment, Mr. Giftos spent more than a decade as CSX Transportation’s Chief Legal Officer. While employed at CSX, Mr. Giftos served as a director of TTX Company, a provider of rail cars and related freight car management services to the North American rail industry. Mr. Giftos currently serves as a director of Foundation Coal Holdings Inc., a coal mining company, where he is a member of its audit, compensation and nominating committees.

Bruce H. Spector

Bruce H. Spector, age 64, has served as a director of our Company since May 1999. He has been a partner of Apollo Management, L.P. since 1992. Prior to that, Mr. Spector was a senior member of the Los Angeles law firm of Stutman Treister and Glatt. Mr. Spector also serves as a director of The Private Bank of California, a California chartered community bank based in the Century City area of Los Angeles.

Michael E. Uremovich

In November 2006, Michael E. Uremovich, age 63, was appointed Chief Executive Officer and Chairman of the Board of the Company. Mr. Uremovich joined Pacer as Vice Chairman in October 2003. He served as a consultant to the Company from 1998 to October 2003. His background includes a range of senior executive and consulting positions in the transportation and logistics industries. Immediately before joining Pacer in October 2003, he was a principal owner of Manalytics International, a San Francisco-based consulting firm. During the early to mid 1990’s, Mr. Uremovich served as Vice President of Marketing for Southern Pacific Transportation and President of TSSI, its logistics operating company.

Directors continuing in office until the 2008 Annual Meeting

Robert S. Rennard

Robert S. Rennard, age 69, has served as a director of our Company since September 2002. Currently an independent consultant to enterprises engaged in worldwide logistics or automotive-related activities, Mr. Rennard served from 1996 to 1999 as a senior vice president with The Compass Group, a provider of consulting and executive search services located in Birmingham, Michigan. He retired from Ford Motor Company in 1996 as director for Worldwide Logistics and Distribution. From 1962 to 1996, Mr. Rennard held a number of key positions for the automotive company. These included chief operating officer for Autolatina, a joint venture between Ford and Volkswagen covering all automotive and credit company activities in Brazil and Argentina, as well as automotive exports from those countries.

Robert F. Starzel

Robert F. Starzel, age 66, has served as a director of our Company since January 2006. Since November 2006, he has been of counsel to Holme Roberts & Owen, a Denver-based regional law firm. From 2004 to 2006, he served as Chairman of The SF Newspaper Company, owner of The Examiner, a San Francisco newspaper. From 2000 to 2004, he served in a consulting role as Senior Representative of the Chairman of Union Pacific Corporation. From March 1998 to 2000, he served as Senior Vice President of Union Pacific Corporation, and from 1996 to February 1998, he was Regional Vice President of Union Pacific Railroad Company. Prior to that from 1988 to 1996, he was Vice Chairman of Southern Pacific Transportation Company.

Directors continuing in office until the 2009 Annual Meeting

Andrew C. Clarke

Andrew C. Clarke, age 36, has served as a director of our Company since January 2005. Since May 2006, Mr. Clarke has served as President of Panther Expedited Services, Inc., a non-asset based provider of expedited transportation services in North America. From April 2001 until May 2006, Mr. Clarke was the Senior Vice President, Chief Financial Officer and Treasurer of Forward Air Corporation, a non-asset based provider of time-definite ground transportation services to the air cargo industry. From March 2000 to April 2001, Mr. Clarke held a number of management positions with Forward Air Corporation. From August 1998 to March 2000, Mr. Clarke was an investment banker with Deutsche Banc Alex. Brown in the Global Transportation Group. Mr. Clarke is also a director of Panther Expedited.

Donald C. Orris

Donald C. Orris, age 65, served as our Chief Executive Officer and Chairman of the Board from May 1999 to November 2006 and as President from May 1999 through May 2006. He became Vice Chairman of the Company in November 2006, with Mr. Uremovich’s appointment as Chief Executive Officer and Chairman, and plans to serve as Vice Chairman until his retirement effective March 31, 2007. Mr. Orris served as Chairman, President and Chief Executive Officer of Pacer Logistics, Inc. from its inception in March 1997 until our acquisition of Pacer Logistics in May 1999. From January 1995 to September 1996, Mr. Orris served as President and Chief Operating Officer, and from 1990 until January 1995, he served as an Executive Vice President of Southern Pacific Transportation Company. Mr. Orris was the President and Chief Operating Officer of American President Domestic Company and American President Intermodal Company from 1982 until 1990. Mr. Orris is also a director of Quality Distribution, Inc., a provider of bulk transportation services.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH NAMED NOMINEE.

DIRECTOR INDEPENDENCE

The Board has determined that Messrs. Clarke, Giftos, Rennard, Starzel and Spector are “independent” as independent is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc., or the “NASDAQ Rules,” and that the members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and Rule 10A-3(b)(1) of the Securities and Exchange Commission, or “SEC,” promulgated thereunder. The Board based these determinations primarily on a review of responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. The Board also reviewed the relationships between Pacer and the companies with which our directors are affiliated.

Marc E. Becker resigned from the Board on January 3, 2006; Joshua Harris resigned from the Board on March 13, 2006; and Thomas L. Finkbiner resigned from the Board on May 31, 2006. During the period of their respective service as directors in 2006, Messrs. Becker, Finkbiner and Harris were “independent” as independent is defined in Rule 4200(a)(15) of the NASDAQ Rules.

In evaluating the independence of Mr. Clarke, who is the President of Panther Expedited, the Board considered that one of the Company’s subsidiaries in the ordinary course of its business as a transportation broker engages Panther Expedited to provide transportation services from time to time and that payments from the Pacer subsidiary represent less than 1% of the subsidiary’s revenues and less than 1% of Panther Expedited’s revenues. After considering this information, the Board affirmatively determined (with Mr. Clarke not participating in the discussions or the vote) that Mr. Clarke does not have any relationship which would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the acquisition of Rail Van, Inc. in 2001, we assumed a lease that had been entered into by Rail Van with an entity associated with Jeffrey R. Brashares, one of our executive officers, and certain former shareholders of Rail Van. This lease commenced in April 2001. We made base rent payments under the lease of $1.8 million during 2006. In November 2006, the entity associated with Mr. Brashares and other former Rail Van shareholders sold the property to an unrelated entity.

REVIEW, APPROVAL AND RATIFICATION OF

TRANSACTIONS WITH RELATED PERSONS

Under its charter, the Audit Committee is responsible for reviewing the Company’s existing related party transactions annually and for approving in advance any new related party transactions that must be disclosed under Section 404 of Regulation S-K (generally transactions involving payments in excess of $120,000 in which a related person has a material direct or indirect interest). The Audit Committee also reviews and approves any arrangements, transactions or courses of dealing between the Company and related parties that are significant in size or involve terms or other aspects that materially differ from those that would likely be negotiated with independent parties. In addition, the Audit Committee reviews and reassesses periodically the Company’s policies and procedures for the internal review and approval of transactions with members of management, including the review and approval of officers’ expense accounts and perquisites and use of corporate assets. In providing its advance approval of any related party transaction that must be disclosed under Section 404 of Regulation S-K, the Audit Committee will consider whether the transaction involves terms or other aspects that materially differ from those that would likely be negotiated with independent parties.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. This process is described in the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com. Other information contained on our website does not constitute a part of this proxy statement.

2006 DIRECTOR COMPENSATION (1)

The following table sets forth the compensation of our non-employee directors for services during 2006. The members of our Board who are employees of the Company do not receive compensation for their service on our Board or any committee of our Board but are reimbursed for their out-of-pocket expenses.

Name	Fee Earned or Paid in Cash ($)(2)	Option Awards ($) (3)	Total ($)
Marc E. Becker*	—	—	—
Andrew C. Clarke	$74,000	$27,990	$101,990
Thomas L. Finkbiner*	$24,666	—	$24,666
P. Michael Giftos	$72,000	$22,451	$94,451
Joshua Harris*	$15,000	—	$15,000
Robert S. Rennard	$67,167	$6,062	$73,229
Bruce Spector	$64,000	—	$64,000
Robert F. Starzel	$68,167	$21,136	$89,303
* Former Director

(1)	The columns of the Director Compensation Table relating to stock awards, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to the directors with respect to 2006.
(2)	This column shows the aggregate dollar amount of all fees earned or paid in cash for services as a director in 2006, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. Our non-employee directors receive a monthly $4,000 retainer plus a $3,000 fee for each regular Board meeting that they attend and, effective after October 24, 2006, $500 for each special meeting (attended by telephone or videoconference). Also effective after October 24, 2006, each director who participates in an extraordinary, in person meeting of the Board or a Committee receives a fee of $2,000 per day. The Nominating and Corporate Governance Committee held one such extraordinary meeting in November in connection with its consideration of CEO succession. The Chair and members of the standing committees are identified below in the discussion about each of our standing committees. The Chair of the Audit Committee receives an additional annual retainer of $5,000; the Chairs of the Nominating and Corporate Governance and Compensation Committees each receive an additional annual retainer of $3,000; and the members of each committee receive an additional annual retainer of $2,000. Marc E. Becker, Joshua Harris and Thomas L. Finkbiner resigned as directors on January 3, 2006, March 13, 2006, and May 31, 2006, respectively.
(3)

Non-employee directors upon their initial election to the Board are granted an option to purchase 12,000 shares of our common stock which vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the director’s continued service on such anniversary date. The amount shown in the table above is the annual compensation expense for the grant recognized with respect to 2006 for financial reporting purposes in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), or “FAS 123R.” The table below sets forth the grant date and the grant-date fair value determined in accordance with FAS 123R, as well as the number of options held by each director at December 29, 2006. The grant date fair value of each option grant is estimated using the Black-Scholes valuation model, the assumptions noted in the following table and the graded vesting method. Under the graded vesting method, a greater percentage of the compensation expense is recognized for financial reporting purposes in earlier vesting periods than would be recognized under the straight-line vesting method. As a result, even though the option granted to Mr. Rennard vested as to 3,000 shares, the same number of shares as the other directors, the compensation expense is lower because a greater percentage of the fair value of the option had already been recognized in previous periods. The expected term of stock options is based on an analysis of historical exercise behavior. The expected volatility is based on the change in weekly prices of the Company’s stock over a 104-week period preceding each grant date. The risk-free interest rate is based on the implied yield on U.S. Treasury issues with a term equal to the expected term of the option. The dividend yield reflects an estimated annual dividend of $0.60 per share divided by the market price at date of grant. We began paying dividends in September 2005. The number of unexercisable options is determined as of December 29, 2006, the last day of our fiscal year.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable at December 29, 2006	Number of Securities Underlying Unexercised Options (#) Unexercis- able at December 29, 2006	Full Grant Date Fair Value	Expected Option Term	Volatility	Risk-Free Interest Rate	Dividend Yield
Marc E. Becker *	5/28/1999	12,000	—	$72,094	7.0	0%	5.8%	0%
Andrew C. Clarke	2/1/2005	3,000	9,000	$84,208	6.1	34%	3.9%	0%
Thomas L. Finkbiner*	4/1/2000	12,000	—	$156,924	7.0	0%	5.9%	0%
P. Michael Giftos	11/19/2004	3,000	6,000	$78,879	6.1	32%	3.9%	0%
Joshua Harris*	5/28/1999	12,000	—	$72,094	7.0	0%	5.8%	0%
Robert S. Rennard	1/30/2003	9,000	3,000	$78,785	7.0	47%	3.5%	0%
Bruce Spector	5/28/1999	12,000	—	$72,094	7.0	0%	5.8%	0%
Robert F. Starzel	1/4/2006	—	12,000	$76,090	5.0	31%	4.3%	2.3%
* resigned as director during 2006

BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING ATTENDANCE

During 2006, our Board held seven meetings and acted by unanimous written consent five times. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All of the directors attended 75% or more of the combined total meetings of the Board and the committees on which they served during 2006. Regularly scheduled sessions of our non-management directors are held at least twice per calendar year as part of scheduled Board meetings. The non-management directors will either select a non-management director to preside at each executive session or will establish a procedure by which the presiding director for each executive session will be selected.

The Company does not have a policy regarding Board member attendance at annual shareholders meetings. Four of our directors attended the 2006 annual meeting of shareholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Responsibilities, Members and Meetings.    The Nominating and Corporate Governance Committee, or the “Governance Committee,” has been delegated responsibility for recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; advising the Board with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and the Company’s management. The members of the Governance Committee are Messrs. Giftos (Chairman), Clarke and Starzel. Mr. Starzel replaced Mr. Finkbiner on the Governance Committee upon Mr. Finkbiner’s resignation from the Board in May 2006. The Governance Committee met six times during 2006 and acted by unanimous written consent twice.

Committee Charter.    We have adopted a charter of the Governance Committee. The charter of the Governance Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com.

Corporate Governance Principles.    Our Board has long been focused on and committed to responsible and effective corporate governance, and our Board formally adopted Corporate Governance Principles in August 2005. Our Governance Committee is responsible for overseeing the Corporate Governance Principles and reporting and making recommendations to our Board concerning corporate governance matters. Our Corporate Governance Principles address matters including board composition, director independence, selection of Board nominees, Board membership criteria, director compensation, director tenure, retirement and succession, director service on other boards and changes in their principal occupation, executive sessions of non-management directors, evaluation of the Chief Executive Officer and succession planning, and self-evaluation of the Board and Board committees.

Under our Corporate Governance Principles, if an incumbent director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors, the director will promptly offer to resign from the Board. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the offered resignation. The Board will act on the offered resignation, taking into account the Governance Committee’s recommendation, and will publicly disclose the decision and the rationale behind it. If the Board does not accept the incumbent director’s resignation, the director will continue to serve as a member of the Board.

A copy of our Corporate Governance Principles is available under the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com.

Policy for Consideration of Candidates for Director.    The Board and the Governance Committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather, the Board and the Governance Committee evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to the qualifications and skills considered in evaluating candidates for director (as set forth below) and make a determination regarding whether a candidate should be recommended to the shareholders for election as a director. The Company has not previously received any notice of any candidate for director recommended by a shareholder. If such a recommendation were received, the Committee would apply the same evaluation criteria to a candidate suggested by shareholders that it would use for a candidate recommended by management, other directors, an executive search firm or other sources.

Consideration of Candidates Recommended by Shareholders.    The Governance Committee will consider nominees for director suggested by shareholders who meet the requirements and procedures discussed below.

Qualifications and Skills Considered in Evaluating Candidates for Director.    In recommending and selecting a nominee for director, the Governance Committee and the Board consider the following criteria:

1.	whether the nominee would be “independent” (as independence is defined in Rule 4200(a)(15) of the NASDAQ Rules), would meet the heightened independence requirements of NASDAQ Rule 4350(d)(2) and SEC Rule 10A-3(b)(1) for service on the Audit Committee and would not have a relationship, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;
2.	whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;
3.	whether the nominee would be considered to have “financial sophistication” as described in applicable NASDAQ Rules or to be an “audit committee financial expert” as described in SEC regulations (as incorporated into the Audit Committee charter);
4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;
5.	in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;
6.	whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member;

7.	whether the nominee possesses such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company;
8.	whether any nominee who is an existing director continues to be suitable for continued service; and
9.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service.

Procedures for Shareholders Recommending Director Candidates for Consideration by the Committee.    Any shareholder wishing to suggest a candidate for director for consideration by the Governance Committee should write to the Corporate Secretary, at the Company’s offices in Concord, California, and include:

1.	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Governance Committee,
2.	the name, age and contact information for the candidate,
3.	a statement of the candidate’s business and educational experience,
4.	to the extent practicable, information regarding each of the factors listed above sufficient to enable the Governance Committee to evaluate the candidate,
5.	information about any relationship or understanding between the proposing shareholder and the candidate, and
6.	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Corporate Secretary will forward properly submitted shareholder-proposed candidates to the Chair of the Governance Committee for consideration at a future Governance Committee meeting.

Procedures for Shareholders Wishing to Nominate Director Candidates.    In addition to proposing nominees for consideration to the Governance Committee, under our bylaws, shareholders may also directly propose nominees for consideration at an annual meeting or special meeting of shareholders. The Company’s Second Amended and Restated Bylaws establish deadlines and procedures that a shareholder must follow to nominate a director at any such meeting. The Board and the Governance Committee have not amended those procedures. A person must be a shareholder of record entitled to vote in the election of directors generally at the meeting on the date that such person gives notice of the nomination for director. The shareholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after that anniversary, then, in order to be timely, a shareholder’s notice must be received at the Company’s principal executive offices not more than 90 calendar days before the actual meeting date nor later than the later of 60 days before the date of such annual meeting or the tenth day after the date on which public announcement of such annual meeting is first made. For a special meeting, the shareholder must give written notice of any director nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary not later than the close of business on the tenth day after the date on which notice of such meeting is first given to shareholders.

A shareholder’s notice must set forth:

1.	as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(a)	the name, age, business address and residence address of such person,
(b)	the principal occupation or employment of such person,
(c)	the class and number of shares of the Company which are beneficially owned by such person, and
(d)	any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors under Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and
2.	as to the shareholder giving the notice,
(a)	the name and address, as they appear on the Company’s books, of such shareholder,
(b)	the class and number of shares of the Company which are beneficially owned by such shareholder,
(c)	a representation that the shareholder is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Company entitled to vote at such meeting; has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and intends to appear in person or by proxy at the meeting to present the nomination; and
3.	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination(s) are to be made by the shareholder.

In addition to these requirements discussed above, a shareholder proposing persons for election as a director at an annual meeting or special meeting of shareholders must also comply with all applicable requirements of the Exchange Act and its regulations with respect to nominations for director.

For more information about deadlines for submission of shareholder nominations for next year’s shareholder meeting, please see the section below entitled “Notice of Shareholder Proposals.”

Selection of Nominees Named in this Proxy Statement.    Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. The Board and the Governance Committee have not retained any executive search firms or other third parties to identify or evaluate director candidates in the past. The Governance Committee approved the selection of each nominee for director named in this proxy statement. As Chief Executive Officer, Mr. Orris recommended to the Governance Committee and the Committee recommended to the Board the appointment of Mr. Uremovich as Chairman in connection with his assumption of the Chief Executive Officer position.

COMPENSATION COMMITTEE

Responsibilities, Members and Meetings.    The Compensation Committee reviews and approves compensation policies and forms of compensation provided to our directors and executive officers, considers management’s recommendations for the annual incentive plan and approves incentive payments for our officers and other employees, and administers our option plans and approves the recipients and terms of stock option grants under these plans.

The members of the Compensation Committee are Messrs. Spector (Chairman), Rennard and Starzel. Mr. Rennard replaced Mr. Finkbiner on the Compensation Committee upon Mr. Finkbiner’s resignation from the Board in May 2006. The Compensation Committee met five times during 2006 and acted by unanimous written consent three times.

Committee Charter.    We have adopted a charter of the Compensation Committee. The charter of the Compensation Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com.

Scope and Authority of the Committee.    The Compensation Committee is responsible for:

a.	establishing, reviewing and approving the overall executive compensation philosophy and policies of the Company;
b.	determining the compensation of the Company’s CEO and other executive officers including base salary, bonus target levels, stock option grants, restricted stock awards, other equity compensation, and other compensation;
c.	making recommendations to the Board with respect to the adoption of any new cash or equity incentive compensation plans or new forms of compensation payable to the executive officers;
d.	reviewing and approving any annual or long-term cash bonus or incentive compensation plans in which the executive officers of the Company participate;
e.	administering cash or equity incentive compensation, including approving, ratifying or amending grants or awards made under any such plans, and reviewing and monitoring awards under such plans, all in accordance with the Committee’s authority and other terms set forth in such plans;
f.	reviewing and approving for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions, if the terms of such agreements, arrangements or provisions are in excess of the authority delegated to members of management under the Company’s Commitment Authorities Guidelines (or any successor delegation of authority) as more fully described below;

g.	recommending to the Board the amount and form of compensation of non-management directors; and
h.	performing other duties delegated to the Committee by the Board under various executive compensation plans.

Under our Commitment Authorities Guidelines, the Board has delegated to the CEO, CFO and Executive Vice President, Human Resources the authority to create a new position or fill a vacant position with base salary of up to $300,000, a 50% target bonus percentage and severance up to 24 months, except that compensation of any executive officer must be approved by the Compensation Committee.

The Compensation Committee has not delegated any authority to make option grants or equity awards to management or any other persons. Such authority may be delegated by the Committee only as permitted under the terms of the applicable equity compensation plan and applicable law.

Under its charter, the Compensation Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense after notice to the Company, such compensation consultants, independent counsel or other advisors as it deems reasonably necessary to discharge its duties. Neither the Compensation Committee nor the Company has generally engaged compensation consultants. In 2005, management engaged Pearl Meyer and Partners on a limited basis to provide a competitive perspective on long-term incentive practices. In early 2007, in response to the Compensation Committee’s request for peer compensation data, Pearl Meyer and Partners was engaged to review base salary and total cash compensation levels, as well as actual and target bonus percentages, for our executive officers compared to similar-sized organizations in general industry and the transportation industry.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Finkbiner, Rennard, Spector and Starzel served on the Compensation Committee during 2006. Mr. Finkbiner resigned from the Board and the Compensation Committee in May 2006 immediately before he became President of our Pacer Stacktrain division. He has since become a consultant to the Company. Except for Mr. Finkbiner’s service as President of our Stacktrain division after his resignation from the Compensation Committee, no member of the Compensation Committee has served as an officer or employee of Pacer or any of its subsidiaries during the fiscal year or was formerly an officer of Pacer or any of its subsidiaries. In addition, during 2006, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining bonuses and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.

In this context, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

THE COMPENSATION COMMITTEE

Bruce Spector (Chairman)

Robert S. Rennard

Robert F. Starzel

*The report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

AUDIT COMMITTEE

Responsibilities, Members and Meetings.    The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements. The Audit Committee also selects and engages our independent registered public accounting firm and approves their fees, and takes those actions as it deems necessary to satisfy itself that the registered public accounting firm are independent of management. Its duties include reviewing the adequacy of the Company’s internal controls and financial controls, reviewing the scope and results of the audit plans of the Company’s independent registered public accounting firm, and assessing the Company’s financial reporting activities and accounting standards and principles. The Audit Committee must also pre-approve all audit and non-audit services performed by our independent registered public accounting firm.

The members of the Audit Committee are Messrs. Clarke (Chairman), Giftos and Rennard. The Audit Committee met ten times during 2006 and acted by unanimous written consent once.

None of the members of the Audit Committee has participated in the preparation of the Company’s consolidated financial statements at any time within the last three years. The Audit

Committee regularly meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm, and periodically reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee.

Committee Charter.    We have adopted a charter of the Audit Committee. The charter of the Audit Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer-international.com.

Audit Committee Financial Expert.     The Board has determined that Mr. Clarke qualifies as an “audit committee financial expert” as defined by the SEC and is “independent” as independent is defined in Rule 4200(a)(15) of the NASDAQ Rules and also independent for purposes of Section 10A(m)(3) of the Exchange Act and SEC Rule 10A-3(b)(1) thereunder. The Board has also determined that all members of the Audit Committee are able to read and understand fundamental financial statements and are financially sophisticated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for establishing and maintaining an adequate system of internal financial control, for preparing the consolidated financial statements and for the public reporting process. PricewaterhouseCoopers LLP, or “PWC,” the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, PWC is responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and PWC regarding the audited consolidated financial statements of the Company for the year ended December 29, 2006, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PWC’s evaluation of the Company’s internal control over financial reporting. Management has also represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with PWC that firm’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with PWC the independence of PWC from the Company and its management. The Audit Committee also concluded that PWC’s provision of audit and non-audit services to the Company is compatible with that firm’s independence.

The Audit Committee, with and without management present, discussed with PWC and the Company’s internal auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2006 fiscal year for filing with the SEC.

THE AUDIT COMMITTEE

Andrew C. Clarke (Chairman)

P. Michael Giftos

Robert S. Rennard

*The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PWC served as our independent registered public accounting firm for the 2006 fiscal year. In addition to being engaged to audit Pacer’s consolidated financial statements and internal control over financial reporting and to review the consolidated financial statements included in Pacer’s quarterly reports on Form 10-Q, PWC also was engaged by Pacer during 2006 to perform certain non-audit services.

The following table presents fees for professional audit services rendered by PWC for the audit of our annual consolidated financial statements for the 2005 and 2006 fiscal years and fees for other services rendered by PWC during those periods. The fees from professional audit services rendered by PWC for each of 2006 and 2005 reflect the amount billed, or to be billed, by PWC for such services with respect to such fiscal year.

	2005	2006
Audit Fees (1)	$1,462,271	$1,586,888
Audit-Related Fees	—	—
Tax Fees (2)	$ 262,147	$ 223,444
All Other Fees	—	—

(1)	During 2005 and 2006, PWC’s fees included work in connection with the year-end audit, quarterly reviews of the Company’s consolidated financial statements, other compliance-related services and services in connection with the internal control attestation required under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	During 2005, tax services rendered by PWC included consultation, advice and other work in connection with cross-border transfer pricing matters and tax strategies and preparation of the Company’s consolidated federal and California combined tax returns and other state tax returns and tax-related advice and services in connection with the Company’s meals and entertainment and software development deductions, railcar preventative maintenance deductions and an analysis regarding the tax treatment of potential grants of restricted stock. During 2006, tax services rendered by PWC included consultation, advice and other work in connection with cross-border transfer pricing matters and tax strategies and preparation of the Company’s consolidated federal and California combined tax returns and other state tax returns and tax-related advice and services in connection with the Company’s meals and entertainment deductions and property tax compliance.

PWC did not perform any professional services related to financial information systems design and implementation for Pacer in fiscal 2005 or 2006.

All services by PWC referenced in the table above were approved by the Audit Committee pursuant to its policy on pre-approval of audit and non-audit services discussed below under the heading “Pre-approval of Audit and Non-Audit Services.”

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the accountants’ independence. The Audit Committee utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. During fiscal year 2006, the Audit Committee approved all audit and non-audit services and fees before the registered public accountants were formally engaged to render those services. The Committee’s current practice is to consider for pre-approval annually certain categories of audit, audit-related and tax-related services proposed to be provided by our independent registered public accounting firm for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services. The maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit or non-audit services, whether general or specific, are considered and, if appropriate, approved by the Audit Committee before any fees are paid to the independent registered public accounting firm. Any amounts in excess of the approved maximum fee require additional approval by the Audit Committee before payment.

PROPOSAL 2:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our principal independent registered public accounting firm for the 2006 fiscal year. The Audit Committee has selected PWC to serve as the Company’s principal independent registered public accounting firm for the fiscal year ending December 28, 2007. We are submitting our appointment of the independent registered public accounting firm for shareholder ratification at this annual meeting, subject to the Audit Committee’s discretion to change the appointment at any time during the year.

Our charter and bylaws do not require that our shareholders ratify the appointment of PWC as our principal independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PWC and may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in accounting firm would be in the best interests of the Company and its shareholders.

Representatives of PWC, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of the common stock as of February 23, 2007, for:

•	Each person or entity known by us to beneficially own more that 5% of our common stock;
•	Each executive officer named in the Summary Compensation Table set forth below;
•	Each of our directors; and
•	All executive officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days of February 23, 2007, but excludes shares of common stock underlying options held by any other person.

Except in cases where community property laws apply or as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The percentage of beneficial ownership is based on 37,017,879 shares of common stock outstanding as of February 23, 2007.

	Common Stock Outstanding	Common Stock Underlying Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percent
Barclays Global Investors, NA (1)	2,432,045	—	2,432,045	6.6
Cardinal Capital Management, LLC (2)	1,904,900	—	1,904,900	5.1
Kayne Anderson Rudnick Investment Management, LLC (3)	2,453,247	—	2,453,247	6.6
New Amsterdam Partners, LLC (4)	2,048,798	—	2,048,798	5.5
Andrew C. Clarke	950	6,000	6,950	*
P. Michael Giftos	975	3,000	3,975	*
Michael F. Killea	850	38,000	38,850	*
Alex M. Munn	600	18,000	18,600	*
Donald C. Orris	24,786	—	24,786	*
Robert S. Rennard	3,000	12,000	15,000	*
C. Thomas Shurstad	—	26,400	26,400	*
Bruce H. Spector	—	12,000	12,000	*
Robert F. Starzel	1,500	3,000	4,500	*
Michael E. Uremovich	—	30,000	30,000	*
Lawrence C. Yarberry	15,000	17,000	32,000	*
All directors and executive officers as a group (14 persons)	80,585	176,900	257,485	*
* Less than 1%.

(1)

Based on information contained in a Schedule 13G filed on January 23, 2007, Barclays Global Investors, NA has sole voting power over 1,764,787 shares and sole dispositive power over 1,875,268 shares; Barclays Global Fund Advisors has the sole voting power over 556,777 shares and sole dispositive power over 556,777 shares; Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited and Barclays Global Investors Ltd. have the sole voting or dispositive power over 0 shares and sole or shared dispositive power over 0 shares. The business address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The business address for Barclays Global Investors Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The business address for Barclays Global Investors Japan Trust and Banking Company Limited, NA and Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan.

(2)	Based on information contained in a Schedule 13G filed on February 8, 2007, Cardinal Capital Management, LLC has sole voting power over 1,130,720 shares and shared voting power over 0 shares and sole dispositive power over 1,904,900 shares and shared dispositive power over 0 shares. The business address for Cardinal Capital Management, LLC is One Greenwich Office Park, Greenwich, CT 06831.

(3)	Based on information contained in a Schedule 13G filed on February 8, 2007, Kayne Anderson Rudnick Investment Management, LLC has sole voting and dispositive power over 2,453,247 shares. The business address for Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(4)	Based on information contained in a Schedule 13G filed on February 12, 2007, New Amsterdam Partners, LLC has sole voting power over 1,103,165 shares and shared voting power over 0 shares and sole dispositive power over 2,048,798 shares and shared dispositive power over 0 shares. The business address for New Amsterdam Partners, LLC is 475 Park Avenue South, New York, NY 10016.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives.    This Compensation Discussion and Analysis, or “CD&A,” reports on the Company’s compensation principles for its named executive officers, whose actual compensation earned during 2006 is set forth in the Summary Compensation Table following this CD&A.

The objectives of our executive compensation policies and programs are to:

•	provide competitive compensation systems that support the Company’s business strategies;
•	attract, retain and motivate over the long term high quality, productive individuals by maintaining competitive compensation relative to other companies in the marketplace;
•	focus our executives on achieving financial and operational goals that are tied to their annual performance objectives; and
•	align management and shareholder interests through grants of equity-based incentive and retention awards.

Achievements Rewarded.    Our incentive compensation programs are designed to reward achievement of the Company’s financial targets, which in turn are expected to result in stock price appreciation to benefit our shareholders. For example, in 2006 as part of a company-wide 4% merit pay increase for all employees, the salary increases for the named executive officers and other higher-paid Company personnel were conditioned on meeting improved interim financial performance targets. These improvements were achieved and the increases went into effect in August 2006. Similarly, as discussed in further detail below, the 2006 cash incentive plan was conditioned on meeting a stretch-case diluted earnings per share target in order to fund the 2006 incentive bonus pool, with an individual’s bonus opportunity being dependent as well on meeting the applicable business unit operating income target and his or her achieving an “SM” (satisfactorily meets objectives) or higher performance rating.

Compensation Components.    The compensation components for the named executive officers include base salary, an annual performance-based cash incentive bonus, stock option, restricted stock or other equity-based incentive awards, and employment agreements providing for post-termination compensation in certain circumstances.

The Compensation Committee has not established any formal policies or guidelines with respect to the mix of base salary, cash incentive compensation and equity awards to be paid or awarded to the named executive officers. In general, the Compensation Committee believes that a greater percentage of the compensation for the named executive officers and other senior members of management should be based on performance and seeks to link pay with measurable financial objectives to align the interests of our executive officers with our shareholders.

Base Salary.    The Company pays base salaries at levels believed to be necessary to attract and retain the named executive officers and other key personnel. Base salary levels are assigned to positions based on job responsibilities, the Company’s historical salary levels for that position and informal reviews of salaries paid by similar enterprises for similarly situated employees. In other cases, salaries are determined in negotiations to recruit certain highly qualified executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, the level of compensation required to induce the candidate to leave his or her current position, and the compensation historically paid to others in that position. No particular percentile of base salary in comparison with peers has been established as a target level of base salary, although the Company does monitor the base salary levels of peers in the transportation industry.

In November 2006, when determining the base salary to be paid to Mr. Uremovich in connection with his promotion to Chief Executive Officer, the Compensation Committee considered, with no particular weighting, the base salary reported in the proxy statements of eight peer companies (Hub Group, CH Robinson, Forward Air, EGL, Landstar, Swift, JB Hunt and Expeditors), the base salary paid to Mr. Orris, his recommendation of a $450,000 base salary for Mr. Uremovich, bonus payouts made over the past three years, stock option and restricted stock compensation expected to be earned by Mr. Uremovich, and the overall percentage (more than 50%) of Mr. Uremovich’s pay that would be dependent on Company performance. After considering these factors, the Compensation Committee approved the recommended base salary of $450,000 to Mr. Uremovich.

In May 2006, when determining the base salary to be paid to Mr. Shurstad in connection with his promotion to President of the Company, the Compensation Committee considered, with no particular weighting, management’s recommendation of a $375,000 base salary for Mr. Shurstad, the $323,232 base salary then paid to Mr. Shurstad as head of our wholesale segment, the additional responsibilities that he would assume as President of the Company, the base salary paid to Mr. Orris as President and Chief Executive Officer of the Company, and the Committee members’ general knowledge of compensation paid to presidents of peer companies in the transportation industry. After considering these factors, the Compensation Committee approved management’s recommended base salary of $375,000 to Mr. Shurstad, which was later increased to $390,000 as a result of the 4% company-wide salary increase implemented in August 2006.

Annual Incentives.    The 2006 cash incentive plan for our named executive officers and all other employees required the achievement of quantitative financial objectives as well as the satisfaction of individual qualitative performance standards. The quantitative financial objectives were set by the Compensation Committee at the beginning of the year in connection with the Board’s approval of the Company’s 2006 operating plan and budget. As with prior years, the primary goal of the Company’s 2006 operating plan and budget was to deliver sustained year-over-year earnings per share growth within the range of expectations of our shareholders. To earn the targeted bonuses under the 2006 cash incentive plan, however, the Company had to meet a significantly higher diluted earnings per share goal, and individual business units had to meet their separate operating income targets, in each case as set forth in the 2006 cash incentive plan. When the Compensation Committee set these quantitative financial objectives for the 2006 cash incentive plan (i.e., the higher diluted earnings per share and business unit operating income targets), it considered these performance objectives to be challenging but achievable through greater effort on the part of the named executive officers and the Company’s other employees, given assumptions made at that time regarding foreseeable industry developments and changes and anticipated economic conditions for 2006.

The 2006 cash incentive plan sets forth the individual bonus target levels for the named executive officers and other Company employees, expressed as a percentage of his or her annual base compensation that generally corresponds to the employee’s title, position or compensation level. The targeted bonus percentages for the named executive officers for 2006 are listed in note (2) to the “2006 Grants of Plan-Based Awards” table below.

If the Company met or exceeded the 2006 cash incentive plan’s diluted earnings per share target for funding the bonus pool, each participant would then be entitled to a bonus award of up to 25% (or 100% for corporate department employees as noted below) of his or her target bonus to the extent of the funds in the pool. To receive the remaining 75% of his or her target bonus, the employee’s business unit had to meet or exceed its separate annual operating income target stated in the 2006 cash incentive plan, except that for personnel in the Company’s sales department, he or she had to meet the gross margin target established in the annual sales plan for that employee. Employees in the Company’s corporate department, which include all of the named executive officers, were not subject to a separate business unit operating income target, and they were entitled to up to 100% of their target bonuses upon the Company’s satisfaction of the 2006 cash incentive plan’s higher diluted earnings per share target for the year. If the targeted operating income levels were exceeded in a particular business unit, the Compensation Committee or the Board in consultation with management had discretion to award bonuses in excess of 100% of the target bonus amount.

The award of a bonus under the 2006 cash incentive plan was also subject to the participant receiving a satisfactory individual performance rating. Individuals who received a rating of CE (consistently exceeds expectations), ME (meets and exceeds expectations) or SM (successfully meets expectations) were eligible to receive their full target bonus amount to the extent of funds reserved under the plan on a company-wide and business unit basis, as applicable to the employee. Individuals who received an FM (fails to meet) performance rating were not eligible for a bonus award, while individuals who received an MS (meets some) performance rating would have received only half of the bonus to which they would otherwise have been entitled.

Generally, reflecting our focus on financial results, our annual cash incentive plans are administered objectively without the exercise of much discretion by management or the Compensation Committee. Individual performance only affects the bonus amount when the person receives an FM or MS rating. In the past, from time to time, discretion has been exercised as to all employees on a company-wide basis, but not on an individual-by-individual basis. For instance, in 2004, even though we did not meet the 2004 incentive plan’s earnings per share target, management recommended and the Compensation Committee approved the award of discretionary bonuses to all employees in amounts up to 25% of the employee’s target bonus amount in consideration of the momentum shown by the Company’s strong fourth quarter performance, the Company’s continuing and reliable cash flow, the significant financial and operational progress made by the Company and its subsidiaries during 2004, the impact of increased professional fees in connection with certain litigation matters and Sarbanes-Oxley compliance, and overall 2004 financial performance.

Although the Company met the full-year diluted earnings per share goal in the 2006 operating plan and budget, the Company did not achieve the significantly higher earnings per share target in the 2006 cash incentive plan, and as a result no cash incentive bonuses were awarded to the Company’s employees, including the named executive officers, for 2006.

Long Term Compensation: Stock Options under the 1999 and 2002 Stock Option Plans.     Before our initial public offering in June 2002, options were granted to executives under the Pacer International, Inc. 1999 Stock Option Plan, as amended, or the “1999 Plan.” In connection with our initial public offering in June 2002, the Pacer International, Inc. 2002 Stock Option Plan, or the “2002 Plan,” was adopted. The purposes of these plans are to further our growth and success by permitting our officers, employees and consultants to acquire shares of our common stock, thereby increasing their personal interest in the growth and success of the Company and to provide a means of rewarding outstanding contributions by these persons. The Company’s practice has been to grant options in connection with a person’s hiring or promotion or, less frequently, as a reward for strong work performance.

Stock option grants are designed to link executive compensation to the Company’s share price over a multi-year performance period and to encourage executives to work toward established financial goals. Consistent with these goals, options granted under the 1999 Plan before our initial public offering in 2002 were divided into three tranches, Tranche A, Tranche B and Tranche C. Tranche A options vest in five equal installments on the grant’s first five anniversary dates, provided the employee remains in Pacer’s employ on each anniversary date. Tranche B and C options vest on the date of grant’s seventh anniversary date if the employee is employed by us on that date but may also vest earlier in 20% increments over five years from the grant date if specified per share target values are attained. No options have been granted under the 1999 Plan since June 2002. Options granted under the 2002 Plan generally will vest in equal 20% increments on the first five anniversaries of the grant date.

Under these stock option plans, the number of stock options awarded to executive officers has generally been determined pursuant to a standardized range based on the employee’s starting salary level and title with the Company. Factors used to set the standardized range of stock options included management’s and the Compensation Committee’s perception of the incentive necessary to motivate individuals to join the Company, the stock-based incentives provided by similarly-situated companies, and the role and impact of the various management levels in achieving key strategic results. No specified weighting was applied to any of these considerations.

None of the executive officers were hired during 2006, and no options were granted to any of the executive officers in 2006.

In 2006, the Compensation Committee approved an amendment to the 1999 Plan and to outstanding awards under the 1999 Plan and the 2002 Plan to provide for accelerated vesting of options upon a change in control. In approving these amendments, the Compensation Committee and the Board considered, with no particular weighting and in addition to other factors, that the accelerated vesting would induce executives to remain with the Company at least through consummation of a specified transaction, that a majority of the option plans and programs of the Company’s peers provide for change in control acceleration without restriction or limitation on such acceleration and that accelerated vesting would further the retention and incentive goals and objectives of the 1999 and 2002 Plans. For more information, please see the discussion below under the heading “Potential Payments Upon Termination or Change in Control.”

Other than these amendments related to accelerated vesting upon a change in control, the Compensation Committee has not generally exercised its discretion to amend stock option awards to change the vesting schedule or performance conditions (such as the stock price required for early vesting of the Tranche B or C options). However, in connection with the change in the status of an executive who had been serving as our Chief Commercial Officer, to a consultant effective May 1, 2006, the Committee did approve an amendment to his options granted under the 1999 Plan to allow such options to continue to vest during the one-year period in which he is serving as a consultant to us in order to make such options consistent with his options under the 2002 Plan (which by its stated terms provides for the continued vesting of options during the period of his consulting service).

All options granted since our initial public offering in 2002 have been granted with the approval of the Compensation Committee, and the exercise price of the option has been set at the closing price of our common stock on the date that the Compensation Committee approved the option grant. Generally, option grants are approved at our regularly scheduled quarterly meetings of the Board and its Committees, which are held just before we announce our quarterly financial results. From time to time, the Compensation Committee has approved option grants outside of the regular meeting schedule by unanimous written consent, either to correspond to the date that an officer first joins the Company and more commonly, to correspond to the date that a new non-employee director is appointed to the Board.

Long Term Compensation: Restricted Stock and other Awards under the 2006 Long Term Incentive Plan Submitted for Shareholder Approval.    Shareholders are being asked to approve the adoption of the 2006 Long Term Incentive Plan, or the “2006 Plan.” The 1999 and 2002 Plans only authorize the grant of stock options. Option plans have a number of limitations, including limited retention value after vesting, exercise prices that vary based on what the market price on the grant date happened to be, and the new complexity and cost of option programs under FAS 123R. The Company’s Board and Compensation Committee have approved and recommend that the shareholders approve the 2006 Long Term Incentive Plan to expand the range of equity-based incentives that may be issued to employees and consultants. The 2006 Plan will allow the Company to provide incentives through the issuance of stock options, stock appreciation rights, restricted stock, performance awards and other stock-based awards as determined by the Compensation Committee from time to time after taking into account prevailing market, legal, regulatory, and industry conditions and practices and other relevant factors. The 2006 Plan is also expected to improve our ability to recruit high-level talent from industry competitors and other sources and to create flexibility to ensure retention of key executives and managers by, among other things, providing for a longer term stake in the Company and establishing a penalty for leaving the Company’s employ.

The purpose of the 2006 Plan is to attract and retain the best available individuals for positions of substantial responsibility, provide incentive to employees and consultants to use their best efforts toward the Company’s continued success and to operate and manage the Company’s business in a manner that will provide for long-term growth and profitability, and align the long-term interests of employees and consultants with those of shareholders.

Management, the Compensation Committee and the Board have been considering other equity incentives to motivate Company personnel to continue to devote their time and attention to the Company’s success. On June 1, 2006, in connection with its CEO succession planning process and anticipated executive officer appointments and changes, including the promotion of Mr. Shurstad to President, the Board and the Compensation Committee considered proposed limited grants of restricted stock awards to certain key members of management and authorized management to develop an omnibus equity incentive plan allowing such awards. At the next board meeting held on August 1, 2006, management proposed the 2006 Plan for Compensation Committee and Board approval, and with certain revisions discussed at the meeting, the Compensation Committee and the Board adopted the 2006 Plan, which is attached to this proxy statement as Appendix A. At that meeting, the Compensation Committee and the Board also ratified and confirmed the restricted stock awards proposed at the June meeting. In November 2006, the Board and the Compensation Committee approved an increase in the number of shares of restricted stock awarded to Mr. Uremovich to 100,000 shares in connection with his promotion from Vice Chairman to CEO and Chairman. In February 2007, the Board and the

Compensation Committee approved an increase in the number of shares of restricted stock awarded to Brian Kane to 10,000 shares in connection with his promotion from Corporate Controller to Chief Operating Officer of the Intermodal Segment.

No compensation consultants were engaged specifically in connection with this 2006 restricted stock award program. In the first half of 2005, the Company engaged Pearl Meyer & Partners to provide a competitive perspective on long term incentive practices of 22 peer transportation companies. The study analyzed the peers’ equity award plans generally, not by particular officer, and included the types of equity awards granted by the 22 peer companies, the vesting characteristics of the awards granted, the weighted average number of shares outstanding under the peers’ equity plans, the number of shares available for future grant, the three-year average number of shares awarded, recent plan changes and our ranking against the peers. This study was referenced to by management in developing the 2006 Plan and the recommended restricted stock awards.

We believe that the vesting of these restricted stock awards in 25% installments based on continued service over a four-year period, subject to shareholder approval of the 2006 Plan, will motivate the recipients to remain in the Company’s employ and to focus their efforts on operational and financial goals that will enhance shareholder value. The number of shares of restricted stock granted to these key management personnel were recommended by management. Factors considered in setting the award levels and vesting periods included, with no particular weighting, the value of the restricted stock awards, the importance of the executives to the Company’s long-term success, the long-term incentive practices of industry peers, and the amount and vesting schedule of outstanding options held by the executives receiving restricted stock awards.

If the 2006 Plan is approved by the shareholders, the next step for management, the Compensation Committee and the Board will be to consider whether to make awards to other key personnel and whether to establish a periodic award program to replace or supplement the one-time option grant program historically in effect. The type of awards, vesting periods, performance criteria, grantees and other decisions about awards under the 2006 Plan will be in the discretion of the Compensation Committee.

As historically we have only granted stock options at the time of an employee’s hiring, we have not adopted any program, plan or practice that requires us to grant equity-based awards on specified dates, and we have not made grants of awards that were timed to precede or follow the release or withholding of material non-public information. If the 2006 Plan is approved by shareholders, it is possible that we will establish programs and policies regarding the timing of equity-based awards in the future.

Impact of Restatement of Financial Statements.    Our Compensation Committee has not considered whether it would adjust or attempt to recover cash incentive compensation paid to any or all of our executive officers if the relevant performance objectives upon which such compensation were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts payable or paid. In accordance with Section 304 of the

Sarbanes-Oxley Act of 2002, however, if we are required to restate our financial statements due to a material noncompliance with any financial reporting requirement under the federal securities laws as a result of misconduct, our chief executive officer and chief financial officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during such 12-month period. The 2006 Plan includes provisions to allow the plan administrator to direct the Company to recover all or a portion of any Award or payment made to a grantee with respect to any fiscal year in which the Company’s financial statement are restated as a result of errors, omissions or fraud where such restatement negatively affects the Company’s financial results.

Employment Agreements.    As discussed below under the heading “Potential Payments Upon Termination or a Change in Control,” each of the named executive officers has signed an employment agreement agreeing to certain post-termination covenants in exchange for salary continuation for an established severance period. The employment agreements also establish a minimum base salary and bonus target. We believe that entering into these employment agreements are in the Company’s best interests because the executives’ post-termination covenants provide important protections for the Company’s proprietary information and key relationships and the severance benefits motivate the executives to stay in the Company’s employ.

Change in Control Payments.    As discussed above, vesting of the stock options granted under the 1999 and 2002 Plans and of the initial restricted stock grants under the 2006 Plan will accelerate upon a change in control of the Company. Similarly, vesting of future awards under the 2006 Plan will accelerate upon a change in control unless the plan administrator determines otherwise at the time of the award. However, under their employment agreements, a change in control alone will not entitle the executive officer to severance benefits; there must be a subsequent termination of employment. We believe that these arrangements provide an appropriate balance of single trigger (change of control alone) and double trigger (change of control with termination of employment) conditions. The executives will be entitled to the equity appreciation reflected in the change in control price that he or she helped create but is not entitled to resign and cause the new entity to pay severance.

Policies Relating to $1 Million Deduction Limit.    Section 162 of the Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation of the named executive officers in excess of $1 million unless certain conditions are met. These conditions include that such compensation is based on the attainment, as certified by a committee of two or more outside directors, of pre-established, objective performance goals established in advance by this Committee and paid under a plan approved by shareholders. Awards under the Company’s long-term incentive plans, including the 2006 Plan, are intended to comply with the conditions of Code Section 162(m) such that compensation earned under 2006 Plan awards would be deductible. If other compensation programs should approach the $1 million limitation, the Company will consider this limitation, among other factors, in making compensation decisions in the future.

Role of the CEO.     Our Chief Executive Officer has historically played a significant role in the determination of the amounts of base salary, salary adjustments, incentive compensation, including individual target percentages, and other forms of cash and equity-based compensation to be paid other members of senior management. We expect that the Compensation Committee will continue to solicit input from our Chief Executive Officer with respect to compensation decisions affecting other members of our senior management.

Board Process.    On at least an annual basis, our Compensation Committee approves the base salary and incentive compensation target of all executive officers. The Compensation Committee approves the grant of stock options under the 2002 Plan to any grantee and is expected to approve all future awards to grantees under the 2006 Plan.

2006 SUMMARY COMPENSATION TABLE (1)

The following Summary Compensation Table sets forth information regarding compensation earned in or with respect to 2006 by each person who served as our chief executive officer in 2006, the person who served as our chief financial officer in 2006 and our three other most highly compensated executive officers who were serving as an executive officer at the end of 2006. These officers are referred to in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	All Other Compen- sation ($) (5)	Total ($) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Donald C. Orris Vice Chairman since November 16, 2006; President until May 31, 2006; Chief Executive Officer and Chairman of the Board until November 16, 2006 (7)	2006	$406,154	—	$25,687	—	$81,927	$513,768
Michael E. Uremovich Chief Executive Officer and Chairman of the Board since November 2006; Vice Chairman before November 2006 (7)	2006	$314,459	—	$63,082	—	$44,849	$422,390
C. Thomas Shurstad President (7)	2006	$356,876	—	$52,234	—	$47,055	$456,165
Michael F. Killea Executive Vice President, Chief Legal Officer and General Counsel	2006	$302,116	—	$45,778	—	$19,058	$366,952
Alex Munn Executive Vice President, Chief Operating Officer-Logistics Segment	2006	$311,723	—	$28,296	—	$35,345	$375,364
Lawrence C. Yarberry Executive Vice President, Chief Financial Officer	2006	$312,576	—	$29,534	—	$39,644	$381,754

(1)	The columns relating to bonus payments and change in pension value and nonqualified deferred compensation earnings have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to, any of the Named Executive Officers with respect to 2006. Information about our annual cash incentive plan is set forth in the column entitled “Non-equity Incentive Plan Compensation.”

(2)	The Named Executive Officers were awarded restricted shares of our common stock under the 2006 Plan, subject to shareholder approval of that plan. For additional information regarding the 2006 Plan, see “Proposal 3: Approval of 2006 Long Term Incentive Plan.” Under FAS 123R, awards offered under a plan that is subject to shareholder approval are not considered granted until the approval is obtained, and, accordingly, no compensation expense for these awards was recognized in 2006. For additional information concerning these awards, see the discussion in note (3) to, and the discussion following, the “2006 Grants of Plan-Based Awards” table below.

(3)	The amounts in this column set forth the dollar amount of option awards recognized in 2006 for financial statement reporting purposes in accordance with FAS 123R, determined by reference to that portion of the vesting period that occurred in 2006 based on the grant date fair value of the award. The grant date fair value of each option grant is estimated using the Black-Scholes valuation model and the assumptions noted in the following table. The expected term of stock options is based on an analysis of historical exercise behavior. The expected volatility is based on the change in weekly prices of the Company’s stock over a 104-week period preceding each grant date. The risk-free interest rate is based on the implied yield on U.S. Treasury issues with a term equal to the expected term of the option. The dividend yield is 0% because at the time of grant we did not pay cash dividends on our common stock.

Name	Expected Option Term	Volatility	Risk-Free Interest Rate	Dividend Yield
Donald C. Orris	7.0	0%	5.8%	0.0%
Michael E. Uremovich	6.1	32%	3.9%	0.0%
C. Thomas Shurstad	7.0	0%	5.4%	0.0%
	7.0	47%	3.5%	0.0%
Michael F. Killea	7.0	0%	5.6%	0.0%
	7.0	47%	3.5%	0.0%
Alex Munn	7.0	0%	5.4%	0.0%
Lawrence C. Yarberry	7.0	0%	5.9%	0.0%
	7.0	0%	5.9%	0.0%

(4)	The amounts shown in this column represent payments earned under our 2006 annual cash incentive plan. No amounts were payable with respect to 2006 under our 2006 annual cash incentive plan due to the Company’s financial performance. For more information about this annual cash incentive plan and its 2006 outcome, please see the discussion under the heading “Compensation Discussion and Analysis.”

(5)

The amounts in the column entitled “All Other Compensation” represent all other compensation not properly reportable in columns (c) – (f). For all of the Named Executive Officers, the amounts include 401(k) matching contributions, premiums paid for life and disability insurance and either a car allowance or the lease and repair payments for a company-supplied vehicle. For Messrs. Orris and Shurstad, the amounts for lease and repair payments of a company-supplied vehicle were $75,201 and $32,204, respectively. Other than for Mr. Uremovich, the amounts also included club dues and fees. For Mr. Yarberry, the amount also includes companion travel expenses. For Mr. Uremovich, the amount also includes living expenses reimbursed for a company- supplied apartment in Dublin, Ohio and moving expense for an automobile and personal effects from his residence in Santa Fe, New Mexico to our offices in Dublin, Ohio. Except with respect to the amounts of lease and repair payments of Company supplied vehicles reported for Messrs. Orris and Shurstad, no perquisite or other personal benefits reported for the Named Executive Officers exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that Named Executive Officer. The amounts of lease and repair payments of Company supplied vehicles reported for Messrs. Orris and Shurstad represent the actual amounts paid by the Company in 2006 with respect to such perquisites and personal benefits and, accordingly, reflect the aggregate incremental cost to the Company with respect to such perquisites and personal benefits.

(6)	The amounts in this column represent the dollar value of total compensation for the year, equal to the sum of columns (c) through (g).

(7)	Mr. Orris served as President, Chief Executive Officer and Chairman of the Board from May 1999. As of June 1, 2006, Mr. Shurstad became President of the Company. As of November 16, 2006, Mr. Uremovich became Chief Executive Officer and Chairman of the Board, and Mr. Orris agreed to serve as Vice Chairman of the Company until his retirement, effective March 31, 2007.

2006 GRANTS OF PLAN – BASED AWARDS (1)

The following table sets forth information regarding cash amounts that could have been received by our Named Executive Officers under our 2006 non-equity incentive plan and restricted stock awards made to our Named Executive Officers in 2006. These represent all the grants of awards for our Named Executive Officers under any plan during or with respect to 2006.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value (3)
Donald C. Orris	—	$416,000	—	—
Michael E. Uremovich	(3)	$191,585	100,000	(3)
C. Thomas Shurstad	(3)	$237,965	35,000	(3)
Michael F. Killea	(3)	$154,669	15,000	(3)
Alex Munn	(3)	$159,640	6,000	(3)
Lawrence C. Yarberry	(3)	$160,077	15,000	(3)

(1)	The threshold and maximum columns relating to “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” have been omitted because the respective plans do not specify threshold or maximum payouts. The columns relating to “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Option Awards” and the corresponding exercise price thereof have been omitted because no compensation required to be reported in those columns was awarded to any of the Named Executive Officers with respect to 2006.

(2)	The amounts shown in this column represent the amounts that would have been paid under our 2006 annual cash incentive plan if the Company had met the stretch-case diluted earnings per share performance target for 2006 and the cash incentive awards had been earned at the target amount. No cash incentive compensation was paid under the 2006 cash incentive plan with respect to 2006. For more information about this annual cash incentive plan and the outcome of the plan for 2006, see the discussion above under the heading “Compensation Discussion and Analysis-Annual Incentives.” Each of the Named Executive Officers participates in our annual cash incentive plan. The cash incentive plan does not specify threshold or maximum payouts. The target payout under the cash incentive plan is a percentage of the executive’s base salary set forth in the following table:

Name	Percentage of Base Salary	Base Salary
Donald C. Orris	100%		$416,000
Michael E. Uremovich	50% until Nov. 16 100% after Nov. 16	$ $	309,338 450,000
C. Thomas Shurstad	50% until June 1 75% after June 1	$ $	323,232 390,000
Alex Munn	50%		$319,280
Michael F. Killea	50%		$309,338
Lawrence C. Yarberry	50%		$320,154

Mr. Uremovich’s target bonus percentage was increased from 50% to 100% upon his promotion to Chairman and Chief Executive Officer on November 16, 2006. Mr. Shurstad’s target bonus percentage was increased from 50% to 75% upon his promotion to President on June 1, 2006. The amount in this column for Mr. Uremovich is calculated as 50% of his base salary as Vice Chairman ($309,338) pro-rated for 10.5 months (from the beginning of 2006 until November 15) and as 100% of his base salary as Chairman and Chief Executive Officer ($450,000) pro-rated for 1.5 months (November 16 to fiscal year end). The amount in this column for Mr. Shurstad is calculated as 50% of his base salary as President of Pacer Stacktrain ($323,232) pro-rated for 5 months (from the beginning of 2006 through May 30), and as 75% of his base salary as President ($390,000 after the 4% company-wide salary increase) pro-rated for 7 months (June 1 to the end of the fiscal year). The amount in the column for the other executive officers is the executive’s base salary as of the end of the fiscal year multiplied by the applicable target percentage of base salary.

(3)

The Named Executive Officers were awarded the number of restricted shares of our common stock set forth in the table under the 2006 Long-Term Incentive Plan, subject to shareholder approval of that plan. Please see the narrative discussion below and the additional information under the heading “Proposal 3: Approval of 2006 Long-Term Incentive Plan.” Under FAS 123R, awards offered under a plan that is subject to shareholder approval are not considered granted until the shareholder approval is obtained. Accordingly, the grant date fair value will be determined if the shareholders approve the 2006 Plan at the 2007 annual meeting, and no compensation expense for these awards was recognized in 2006. The Board of Directors initially considered the grant of restricted stock to the Named Executive Officers on June 1, 2006 in connection with its CEO succession planning process and anticipated executive officer appointments and changes, including the promotion of Mr. Shurstad to President, subject to the Board’s subsequent review and approval of a new equity incentive plan permitting such grants and shareholder approval thereof. On August 1, 2006, the Compensation Committee and the Board reviewed and approved the new equity incentive plan called the “2006 Long- Term Incentive Plan,” in the form attached as Appendix A to this proxy statement, and confirmed the restricted stock awards initially proposed on June 1, 2006, all subject to shareholder approval of the 2006 Plan. Effective November 16, 2006, in connection with his appointment as Chairman and Chief Executive Officer of the Company, the Compensation Committee and the Board approved an increase in the award of restricted stock to Mr. Uremovich to a total award of 100,000 shares. For information on the value of these stock awards based on our stock price as of the latest practicable date, see the table under the heading “New Plan Benefits” on page 51.

The following discussion describes the material terms that will apply to the restricted stock awards noted in the table above, subject to the shareholders approval of the 2006 Plan. Under the terms of the award approved by the Compensation Committee and the Board, the vesting of these restricted stock awards to the Named Executive Officers will relate back to the date of Compensation Committee and Board initial consideration of the awards, June 1, 2006, and the awards will vest in 25% increments subject to the executive’s continued service to Pacer on each such June 1 vesting date from 2007 through 2010. The unvested portion of the restricted stock award will vest immediately upon a change in control of Pacer or in the event of the death or disability of the grantee. For the definition of a change in control under the 2006 Plan, please see the additional information under the heading “Proposal 3: Approval of 2006 Long-Term Incentive Plan.”

The grantee will be entitled to cash dividends on, and have the right to vote, the restricted shares. Any dividends on our common stock declared and paid during the period from August 1, 2006 and the annual shareholder’s meeting on May 3, 2007 will be held by a custodian and paid to the grantee if the shareholders approve the 2006 Plan at the 2007 Annual Meeting or to the Company if the shareholders do not approve the 2006 Plan.

Until the shareholders approve the 2006 Plan at the annual shareholder’s meeting on May 3, 2007, a grantee must vote or authorize the custodian to vote the restricted shares in the same proportion as the other shareholders (excluding shares held by any other grantee of restricted stock).

Until the restricted shares have vested, the shares may not be sold, pledged or transferred. For more information about the reason for and the timing of the grant of these restricted stock awards and the number of shares awarded, please see the discussion under the heading “Compensation Discussion and Analysis - Long Term Compensation: Restricted Stock and other Awards under the 2006 Long-Term Incentive Plan Submitted for Shareholder Approval.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

The following table provides information as of December 29, 2006 regarding unexercised options and restricted stock awards held by each of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercis- able	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Donald C. Orris	—	—	—	—	—	—
Michael E. Uremovich	20,000	30,000	$19.66	1/27/2014	100,000	$2,977,000
C. Thomas Shurstad	8,800	67,200	$15.00	1/16/2012	35,000	$1,041,950
	6,000	4,000	$13.74	1/30/2013
Michael F. Killea	32,000	48,000	$12.50	8/22/2011	15,000	$ 446,550
	6,000	4,000	$19.65	7/30/2013
Alex Munn	18,000	42,000	$15.00	5/6/2012	6,000	$ 178,620
Lawrence C. Yarberry	11,000	—	$ 5.00	4/1/2008	15,000	$ 446,550
	6,000	14,000	$12.50	8/10/2010

(1)	The Stock Awards columns relating to “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and “Number of Securities Underlying Unexercised Unearned Options and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” have been omitted because the Named Executive Officers do not have any unearned unexercised options or shares, units or rights relating to stock awards under an equity incentive plan.

(2)	Options granted to the Named Executive Officers vest in five equal annual installments beginning on the first anniversary of the grant date. The grant dates for the foregoing options are ten years before the option expiration date listed above. For example, the grant date for Mr. Uremovich’s option to purchase 50,000 shares was January 27, 2004.

(3)	The amounts in this column represent restricted stock awards granted under the 2006 Plan and are subject to the shareholder approval of that plan. Please see the additional information under the heading “Proposal 3: Approval of 2006 Long-Term Incentive Plan.” If the shareholders do not approve the 2006 Plan, the restricted stock awards listed above will be void. If the shareholders approve the 2006 Plan, the restricted stock awards listed above will vest in 25% increments, subject to the Named Executive Officer’s continued service to the Company on the next four annual vesting dates beginning on June 1, 2007. For additional information concerning these restricted stock awards, see Note (3) to, and the discussion following, the “2006 Grants of Plan-Based Awards” table.

(4)	The amount shown in this column represents the number of shares of restricted stock granted to the Named Executive Officer during 2006 multiplied by $29.77, the closing price of the Company’s common stock on December 29, 2006, the last day of the Company’s fiscal year.

OPTION EXERCISES AND STOCK VESTED (1)

The following table provides information regarding option exercises by our Named Executive Officers during 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Donald C. Orris	200,000	$4,808,839 (2)
Michael E. Uremovich	—	—
C. Thomas Shurstad	20,000	$ 286,000 (3)
Michael F. Killea	—	—
Alex Munn	—	—
Lawrence C. Yarberry (4)	40,000	$ 996,100 (4)

(1)	The columns related to vesting of stock awards and value realized upon vesting have been omitted because no stock awards vested for any of the Named Executive Officers during 2006.

(2)	Mr. Orris exercised options to purchase 200,000 shares of common stock under a Rule 10b5-1 trading plan and sold the shares in a number of transactions over four days in November 2006. The amount shown is the difference between the closing price of our common stock on the applicable date of exercise and the exercise price of $5.00, multiplied by the number of shares acquired on exercise.

(3)	The amount represents the difference between the $29.30 closing price of our common stock on the exercise date and the $15.00 exercise price, multiplied by the number of shares acquired by Mr. Shurstad on exercise.

(4)	Mr. Yarberry adopted a Rule 10b5-1 trading plan under which he exercised options to purchase 5,000 shares and sold them on the first trading day of every month from January through June 2006. In August 2006, he exercised options to purchase 10,000 shares but did not sell the shares. The amount shown represents the difference between the $5.00 exercise price and closing price of common stock on the applicable date of exercise, multiplied by the number of shares acquired on such date on exercise.

PENSION BENEFITS

None of our Named Executive Officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION

None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements.    Each of the Named Executive Officers is a party to an employment agreement with the Company or one of its subsidiaries. Each of the employment agreements with the Named Executive Officers provides for the Company to pay severance for a set period if the Company terminates the executive’s employment at any time without “cause.” Upon termination of employment for any reason, the Named Executive Officer is entitled to the unpaid portion of his base salary through the date of termination, reimbursement of business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated, such as vacation benefits, except for those benefits that require that the executive be employed as of the end of the applicable period for the benefits to accrue. If the executive’s employment were terminated by the Company without cause, the executive is also entitled to continued salary for the severance period listed below and a pro-rata bonus under the Company’s cash incentive plan in accordance with the employment agreement.

Upon an executive’s death or disability, the executive would also be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000. There is no obligation for the Company to continue to provide perquisites or health care benefits.

The severance periods for the Named Executive Officers established in their employment agreements currently in effect are as follows:

Name	Severance Period
Donald C. Orris	12 months
Michael E. Uremovich	24 months
C. Thomas Shurstad	24 months
Michael F. Killea	24 months
Alex Munn	18 months
Lawrence C. Yarberry	12 months

As defined under the employment agreements, “cause” means willful misconduct with respect to the business and affairs of the Company, willful neglect of the executive’s duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom the executive reports, the material breach of any provision of the employment agreement or any other written agreement between the executive and the Company and, if such breach is capable of being cured, the executive’s failure to cure such breach within 30 days of receipt of written notice thereof, the executive’s commission of a felony or an act of fraud or financial dishonesty with respect to the Company or the executive’s conviction for a crime involving moral turpitude or fraud.

Under the employment agreements, a change in control of the Company does not, in and of itself, trigger any entitlement to severance or other benefits or protections. However, if after any change in control the executive’s employment were terminated without cause, the executive would be entitled to severance in accordance with his employment agreement. Outstanding equity awards do, however, become vested upon a change in control under applicable award agreements as discussed below.

Under their employment agreements, in order to be entitled to severance payments, each of the Named Executive Officers have agreed to not disclose our confidential business information and trade secrets; to grant and assign inventions to the Company; and, in agreements and amendments entered into since 1998, not to participate in a business that competes with us (other than for employees in California) and not to solicit our employees, customers, vendors, agents or contractors to alter adversely their relationship with us. Each Named Executive Officer’s entitlement to receive severance payments is contingent upon such executive’s not being in breach of any provision of his employment agreement that survives termination and not engaging in any activity or conduct proscribed by the confidentiality and noncompetition/ nonsolicitation covenants in the employment agreement.

Equity Compensation.    In 2006, the Compensation Committee approved an amendment to our 1999 Plan and outstanding awards under the 1999 Plan and to outstanding awards under our 2002 Plan to provide for accelerated vesting of options upon a change in control of Pacer. Under the amendments, outstanding options granted under the 1999 and 2002 Plans and any future grants under the 2002 Plan would vest upon a change in control.

As defined in the 1999 and 2002 Plans, a “change in control” occurs if:

(1)	any person or group (other than the Company, any subsidiary or Company employee benefit plan) becomes the beneficial owner of 50% or more of the Company’s voting securities;
(2)	a merger, consolidation, share exchange or other reorganization of the Company, other transaction requiring shareholder approval, or sale or disposition of all or substantially all of the Company’s assets is consummated unless immediately following the consummation of the transaction:
a.	more than 50% of the total combined voting power of the entity resulting from the transaction (or ultimate parent corporation) is held by voting securities of the Company immediately before the transaction and such voting power is in substantially the same proportion as the voting power of such voting securities of the Company immediately before the business combination, and
b.	a majority of the board or other governing body of the resulting entity were directors of the Company at the time that the transaction was approved;
(3)	the individuals constituting the Board as of August 1, 2006 (the “incumbent board”) cease to constitute a majority of the Board members; provided, however, that any individual who is approved by 2/3rds of the directors then constituting the board will be considered part of the incumbent board unless the individual’s assumption of office occurs as a result of an actual or threatened proxy contest related to the election of directors; or

(4)	the shareholders approve a plan of complete liquidation or dissolution.

The 2006 Plan contains a definition of a change in control that is the same as the definition adopted in the amendments to the 1999 and 2002 Plans. Under the 2006 Plan, which is submitted for shareholder approval in this proxy statement, any award outstanding on the date of a change in control that is not yet exercisable and vested or earned on such date will become fully exercisable and vested or earned on the date of such change in control unless otherwise determined by the plan administrator on the grant date and set forth in the applicable award agreement. The plan administrator also has additional authority under the 2006 Plan to take other actions in connection with a change in control. Please see the additional information under the heading “Proposal 3: Approval of 2006 Long-Term Incentive Plan.”

The following table describes the potential payments and benefits upon termination or a change in control of the Company for the Named Executive Officers as further explained in the footnotes below, assuming that the executive’s employment is terminated or a change in control has occurred, both effective as of December 29, 2006, the last day of our fiscal year.

	Termination of Employment		Change in Control
Name	Termination other than by the Company without Cause (1)	Termination by Company without Cause (2)	Option Grants (3)	Stock Awards (4)
Donald C. Orris	—	$416,000	—	—
Michael E. Uremovich	—	$900,000	$ 303,300	—
C. Thomas Shurstad	—	$780,000	$1,056,664	—
Michael F. Killea	—	$618,674	$ 869,440	—
Alex Munn	—	$478,920	$ 620,340	—
Lawrence C. Yarberry	—	$320,154	$ 241,780	—

(1)	In the case of termination by the Company for cause, termination upon death or disability or voluntary resignation by the executive, the executive is entitled to unpaid base salary, unreimbursed business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated. The amount in this column assumes that as of the end of 2006 all accrued base salary had been paid, all business expenses have been paid and the executive had used all vacation time available so that no vacation pay or other employee benefit plan amounts were due and owing on the date of termination. Upon an executive’s death or disability, the executive would be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000.

(2)

Assuming that the Company had terminated the executive’s employment without cause effective as of December 29, 2006, the executive would have been entitled to continued salary for the severance period contained in his employment agreement and a pro-rata bonus under the Company’s cash incentive plan. Since no amounts were earned for 2006 under the Company’s cash incentive plan, the amount in this column does not include any pro-rata incentive compensation plan payments. The amount shown is paid in bi-weekly installments over the severance period but has not been adjusted to present value. There is no obligation for the Company to continue to provide perquisites or health care benefits after termination. In the past for certain executive officers, on a case-by-case basis, the Company has agreed to pay for COBRA premiums for executives and to continue the car allowance during the severance period as consideration for certain concessions by the executive. Executives who have use of a car leased by the Company have been permitted to either buy the vehicle from the leasing company at the price established in the lease agreement or to return the vehicle as permitted under the lease agreement.

(3)	The amounts in this column represent the value of unvested options that would have vested upon a change of control and are calculated as the difference between the option exercise price and $29.77, the closing price of the Company’s common stock on December 29, 2006, the last day of the Company’s fiscal year, multiplied by the number of unvested options.

(4)	The Named Executive Officers have been awarded restricted stock under the 2006 Long-Term Incentive Plan, subject to shareholder approval of that plan. Assuming that a change in control occurred on December 29, 2006 and that the awards were not addressed in the change in control negotiations, such awards would be void since shareholder approval of the plan had not yet been obtained. Accordingly, no value for these stock awards has been included in this column. If it were assumed that a change in control occurred on December 29, 2006 and that the awards were vested on that date, the value of such awards for the executives would have been as set forth in the last column of the table above entitled “Outstanding Equity Awards at Fiscal Year End.”

EMPLOYMENT AND RELATED AGREEMENTS

As discussed above under the headings “Compensation Discussion and Analysis” and “Potential Payments Upon Termination or a Change in Control,” each of the named executive officers is a party to an employment agreement with the Company. Under these agreements, the executives have agreed to certain post-termination covenants in exchange for salary continuation for the established severance period. The duration of the severance periods and corresponding noncompete/nonsolicitation periods under the respective employment agreements are set forth in the table above under the heading “Potential Payments Upon Termination or a Change in Control.” The post-termination covenants relate to the non-disclosure of our confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and, in agreements and amendments entered into since 1998, not to participate in a business that competes with us (other than for employees in California) and not to solicit our employees, customers, vendors, agents or contractors to alter adversely their relationship with us.

The employment agreements also establish a minimum base salary and bonus target. Additional information about the employment agreements of each Named Executive Officer are set forth in the table below:

Name	Date of the Agreement (1)	Minimum Base Salary (Current Base Salary)	Minimum Bonus Target (Current Bonus Target) (2)
Donald C. Orris	March 31, 1997, amended on April 7, 1999	$225,000 ($416,000)	(3)
Michael E. Uremovich	October 1, 2003	$286,000 ($450,000) (4)	50%(100%) (4)
C. Thomas Shurstad	January 16, 2002	$275,000 ($390,000) (5)	50%(75%) (5)
Michael F. Killea	August 22, 2001	$275,000 ($309,338)	50%
Alex Munn	March 4, 2005	$275,000 ($319,280) (6)	40%(50%) (6)
Lawrence C. Yarberry	December 1, 1998	$175,000 ($320,154)	(3)

(1)	The employment agreements with Messrs. Orris and Yarberry had an initial term of two years, with automatic one-year renewals on each anniversary of the commencement date, unless terminated by the Company or the executive as provided under the agreement. The employment agreements for Messrs. Uremovich, Shurstad, Killea and Munn provide that they continue in effect unless terminated upon notice by the executive or the Company.

(2)	Each employment agreement provides that the actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board.

(3)	The employment agreements for Messrs. Orris and Yarberry did not establish a minimum incentive compensation plan target as a percentage of base salary. Rather, the agreements provide that the executive is entitled to receive an annual incentive in such amount, and subject to the satisfaction of such conditions, as our Board may determine. By subsequent Board action, Mr. Yarberry’s incentive compensation percentage has been set at 50% of his base salary. During his service as Chief Executive Officer, the annual incentive plan target for Mr. Orris was set at 100% of his base salary. Mr. Orris plans to retire from the Company effective March 31, 2007.

(4)	Mr. Uremovich’s base salary was increased to $450,000 and his incentive compensation annual incentive plan target was increased to 100% of his base salary upon his promotion to Chairman and Chief Executive Officer on November 16, 2006 as discussed in further detail above under the heading “Compensation Discussion and Analysis.”

(5)	Mr. Shurstad’s base salary was increased to $375,000 (adjusted to $390,000 with the 4% company-wide salary increase) and his annual incentive plan target was increased to 75% of his base salary upon his promotion to Corporate President on June 1, 2006, as discussed in further detail above under the heading “Compensation Discussion and Analysis.”

(6)	Mr. Munn’s annual incentive plan target was increased to 50% of his base salary upon his promotion to Chief Operating Officer of the retail segment (now the logistics segment) in March 2005.

PROPOSAL 3:

APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN

Introduction

Shareholders are being asked to approve the adoption of the Pacer International, Inc. 2006 Long-Term Incentive Plan, or the “2006 Plan.” On August 1, 2006, the Compensation Committee and the Board unanimously adopted and approved the 2006 Plan, subject to the approval of the shareholders.

The purpose of the 2006 Plan is to attract and retain the best available individuals for positions of substantial responsibility, provide incentive to directors, officers, employees and consultants to use their best efforts toward the Company’s continued success and to operate and manage the Company’s business in a manner that will provide for long-term growth and profitability, and align the long-term interests of directors, officers, employees and consultants with those of shareholders.

Under the current 2002 Plan (and the prior 1999 Plan), the Company has been able to make awards only of stock options to directors, officers, employees and consultants. The Board believes that the best interests of the Company would be served by expanding the range of equity-based incentive awards that may be issued to attract, retain, incentivize, and reward directors, officers, employees and consultants. The 2006 Plan gives the Company the ability to provide incentives through issuance of stock options, stock appreciation rights, or “SARs,” restricted stock, performance awards and other stock-based awards.

The 2006 Plan is designed to allow the grant of awards that qualify as performance-based compensation under Internal Revenue Code, or the “Code,” Section 162(m) and the regulations promulgated thereunder so that compensation paid under the awards will be deductible for federal income tax purposes.

Summary of Material Terms

The following paragraphs summarize the material terms of the 2006 Plan, including provisions regarding eligibility, the types of awards that may be made, the performance criteria that may be applied to awards and the limits on the benefits that may be paid to an individual grantee. The summary is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached to this proxy statement as Appendix A.

Types of Awards.    The 2006 Plan provides for grants or awards of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units, performance shares, dividend equivalent rights and other equity-based awards, or, collectively, “Awards.”

Eligible Grantees.    Present and future employees and consultants, including non-employee directors, of the Company and its subsidiaries or parent entities are eligible to receive Awards under the 2006 Plan. In addition to any non-employee director, a consultant is a person (which may be an individual consultant, a corporation of which the individual consultant is an employee or a shareholder, or a partnership of which the individual consultant is an employee or a partner) that

(1)	is engaged to provide services to the Company or any of its subsidiaries, other than services provided in relation to a distribution of securities,
(2)	provides the services under a written contract with the Company or any of its subsidiaries, and
(3)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or any of its subsidiaries.

There are approximately 1,575 employees and five non-employee directors currently eligible for Awards under the 2006 Plan. The number of consultants eligible for Awards under the 2006 Plan is not currently determinable.

Stock Subject to 2006 Plan; Adjustments.    The Board has reserved a total of 2.5 million shares of common stock for issuance under the 2006 Plan. If an Award, other than a Substitute Award (defined below), is forfeited or otherwise terminates without the issuance or delivery of some or all of the shares underlying the Award to the grantee, or becomes unexercisable without having been exercised in full, the remaining shares that were subject to the Award will become available for future Awards under the 2006 Plan (unless the 2006 Plan has terminated). The grant of a SAR will not reduce the number of shares that may be subject to Awards, but the number of shares issued upon the exercise of a SAR will so reduce the available number of shares.

Substitute Awards will not reduce the number of shares available for issuance under the 2006 Plan. “Substitute Awards” are Awards granted in assumption of or in substitution for outstanding awards previously granted by a company acquired by or merged into the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines.

On February 23, 2007, the closing price of the Company’s common stock on the NASDAQ Stock Market’s Global Select Market was $28.72.

Subject to any required action by the Company’s shareholders, the number of shares reserved for issuance under the 2006 Plan, the maximum Award limitations set forth in the 2006 Plan, the number of shares underlying an outstanding Award, as well as the price per share (or exercise, base or purchase price) of the underlying shares, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, or any other similar transaction (but not the issuance or conversion of convertible securities). Subject to any required action by the Company’s shareholders, the 2006 Plan administrator, in its sole discretion, may make similar adjustments to reflect a change in the capitalization of the

Company, including a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event.

Limitations on Awards.    The maximum aggregate number of shares that may be subject to grants of incentive stock options under the 2006 Plan is 1,000,000 shares. To the extent required under Code Section 162(m) for compensation to be treated as qualified performance-based compensation, the maximum number of shares with respect to which Awards may be granted during any fiscal year of the Company to any grantee may not exceed 100,000 shares. No employee will be granted in any fiscal year SARs or options with respect to more than 100,000 shares.

Administration.    The 2006 Plan may be administered by different bodies with respect to different groups of employees and consultants. Except as otherwise permitted under the 2006 Plan, the 2006 Plan administrator will be the Board or a Committee, which will be the Compensation Committee of the Board unless otherwise determined by the Board. The Board will consider the advisability of whether the members of the Committee should consist solely of at least two members of the Board who are both “outside directors” as defined in §1.162-27(e) of the Income Tax Regulations (or any successor regulation thereto) and “non-employee directors” as defined in Rule 16b-3(b)(3) under the Exchange Act and who satisfy the requirements of the national securities exchange or quotation or market system on which the Company’s shares are then traded. If the Committee appointed by the Board is not comprised solely of members who are both “outside directors” and “non-employee directors” and who satisfy the requirements of the applicable exchange or system, the Committee will have the authority to establish a subcommittee of the Committee composed solely of members who are both “outside directors” and “non-employee directors” and who satisfy such exchange or system requirements, and to delegate to such subcommittee any or all of the powers of the Committee.

The 2006 Plan administrator has the authority to determine the fair market value of the shares in accordance with the 2006 Plan’s terms; to select the consultants and employees to whom Awards will be granted; to determine whether, when, to what extent and in what types and amounts Awards are granted; to determine the forms of award agreements and the terms and conditions, not inconsistent with the terms of the 2006 Plan, of any Award granted under the 2006 Plan, including whether an Award is subject to performance goals that must be achieved as a condition to the vesting or settlement of the Award or any restrictions with respect to transfer, non-competition, confidentiality or other restrictive covenants; to construe and interpret the terms of the 2006 Plan and Awards; to prescribe, amend and rescind rules and regulations relating to the 2006 Plan; to modify each Award or to grant waivers thereof (subject to any Plan restrictions); and to make all other determinations deemed necessary or advisable for administering the 2006 Plan.

In granting any Award or subsequent modifications to any outstanding Award, the administrator will consider the impact of any adverse tax consequences that may affect the grantee under Code Section 409A and any adverse financial accounting consequences that may affect the Company.

Performance Goals.    For purposes of the 2006 Plan, “performance goals” mean the measurable performance objectives established by the administrator for a performance period that are to be achieved with respect to an Award and may be described in terms of the following:

1.	Company-wide objectives,
2.	objectives that are related to performance of the individual grantee or the subsidiary, business segment, division, business unit, department or function in which the grantee is employed or on which the grantee’s efforts have the most influence, or
3.	the Company’s performance relative to (a) a financial market or other objective and quantifiable index selected by the administrator with respect to one or more performance goals or (b) the performance by a company or group of companies selected by the administrator with respect to one or more performance goals.

The performance goals established by the administrator for any performance period under the 2006 Plan will consist of one or more of the following criteria (determined in accordance with generally accepted accounting principles, where applicable): revenue, revenue growth, income or net income, net income before share-based payments, cash flow (including, but not limited to, operating cash flow and free cash flow), gross profit or gross margin, capital expenditures, operating expenses, selling, general and administrative expenses, expense targets or expense target reductions, operating income or net operating income, inventory turns, financial return ratios, market share, earnings measures/ratios, internal rate of return, intersegment or intrasegment cross-selling, balance sheet measures (such as receivables turnover), basic or diluted earnings per share, basic or diluted earnings per share before share-based payments, earnings growth, return on net assets (defined as earnings before interest and taxes divided by net assets), earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA minus capital expenditures, return on capital or average capital, return on investment, cash flow return on investment (net cash flow divided by total capital), return on sales, return on equity or average equity, increases in the fair market value of common stock, share price (including, but not limited to, growth measures and total shareholder return), customer or customer growth, or customer satisfaction surveys or productivity.

If the administrator determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the performance goals are no longer suitable, or a grantee is promoted, demoted or transferred to a different business unit or division during the performance period, the administrator may change or eliminate the performance goals or the related minimum acceptable level of achievement, in whole or in part. Any such adjustments must be made in a manner that would retain the exemption under Code Section 162(m). In addition, the administrator has authority to equitably adjust the performance goals, or the method of calculating attainment of the performance goals for (1) unusual or non-recurring events affecting the Company, (2) changes in applicable laws or regulations, or (3) extraordinary, nonrecurring or unusual items of gain, loss, deduction or expense. Such adjustment may not adversely impair the rights of any grantee without the grantee’s consent and must be made in a manner consistent with Code Section 162(m).

Fair Market Value of a Share.    Under the 2006 Plan, the fair market value of a share on any date means the closing price of a share on that date (or, if there is no reported sale on that date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or national market system on which such shares are then listed, admitted to trading or traded. If the shares are not listed, admitted for trading or traded, then the fair market value will be determined by the administrator.

Effect of Death, Disability and Termination of Service on Awards.    The effect of the grantee’s death, disability or termination of service to the Company or its parent or subsidiary on an outstanding Award will be determined by the administrator by rule or regulation or in the applicable award agreement or by individual case.

Stock Options.    The 2006 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Code Section 422 and may only be granted to employees. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2006 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from the Company at a specified exercise price per share.

The administrator determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than 10 years after the grant date (5 years in the case of an incentive stock option granted to an employee who on the grant date owns shares representing more than 10% of the voting power of all classes of the Company’s shares). Except for options in substitution for an option issued by another entity in connection with a transaction to which Code Section 424(a) is applicable, the exercise price for the Company’s shares covered by an option cannot be less than 100% of the fair market value of a share on the grant date (110% of the fair market value in the case of an incentive stock option granted to an employee who on the grant date owns shares representing more than 10% of the voting power of all classes of the Company’s shares).

Each incentive stock option will not have an aggregate fair market value, determined as of the grant date, of shares with respect to which the incentive stock option is exercisable for the first time by any grantee during any calendar year (under the 2006 Plan or other employee stock option plan of the Company or any parent or subsidiary) that exceeds $100,000.

Other than in connection with a change in the Company’s capitalization, the exercise price of an option may not be reduced without approval by the Company’s shareholders. The 2006 Plan also prohibits the grant of reload options, which are options granted upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under other options held by a grantee.

Stock Appreciation Rights.    The 2006 Plan authorizes the grant of SARs, either alone or in tandem with an option, in which case the SAR will expire no later than the underlying option.

A SAR entitles the grantee to receive upon exercise the excess of (1) the fair market value of a specified or determinable number of shares at the time of payment or exercise over (2) a specified or determinable price which, except for options in substitution for an option issued by another entity in connection with a transaction to which Code Section 424(a) is applicable, may not in any event be less than the fair market value of a share on the grant date, and, in the case of a SAR granted in connection with an option, may not be less than the exercise price of that option. A SAR granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

Subject to the terms of the award agreement which may limit the benefit payable upon exercise to a percentage of the fair market value of a share on the grant date or impose other limitations, SARs entitle the grantee to receive payment from the Company in an amount determined by multiplying (1) the excess of the fair market value of a share on the date of exercise over the SAR exercise price; by (2) the number of shares with respect to which the SAR is exercised. Payment to the grantee upon exercise of a SAR may be settled in cash or in shares (or a combination thereof), as set forth in the award agreement or, in the absence of such provision, as the administrator may determine.

Other than in connection with a change in the Company’s capitalization, the price of a SAR that has been granted under the 2006 Plan may not be reduced without approval of the Company’s shareholders.

Restricted Stock Awards and Restricted Stock Units.    The 2006 Plan authorizes the grant of restricted stock awards and restricted stock units on terms and conditions established by the administrator. The award agreement for each restricted stock award and restricted stock unit will set forth the conditions, if any, which must be timely satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the related shares or the value of the restricted stock unit will be forfeited or become vested, including any performance goals that must be achieved as a condition to vesting of the restricted stock award or the restricted stock unit.

The award agreement will also specify whether the grantee will have rights to cash dividends with respect to shares underlying the Award or the conditions, if any, under which the grantee will be eligible to receive such dividends. Any stock dividends declared will be treated as part of the grant of the related restricted stock award or restricted stock unit, and a grantee’s interest in such stock dividend will be forfeited at the same time as the underlying shares or the value of the restricted stock unit is forfeited. Unless otherwise provided in the award agreement, a grantee will have the right to vote the underlying shares related to restricted stock awards.

Shares underlying restricted stock Awards shall cease to be restricted at such time as a grantee’s interest in such Shares becomes nonforfeitable under the 2006 Plan and the related award agreement, and the certificate representing the shares will be reissued without further restrictions and transferred to the grantee.

Subject to the terms of the 2006 Plan, after a grantee’s interest in the restricted stock units becomes nonforfeitable, the grantee is entitled to receive a payment based on the number and value of restricted stock units earned by the grantee under the 2006 Plan and the related award agreement.

Earned restricted stock units may be settled in cash or in shares (or a combination thereof), as set forth in the award agreement or in the absence of such provision, as the administrator may determine. Such shares may be granted subject to any restrictions deemed appropriate by the administrator.

Performance Units and Performance Shares.    Subject to the terms of the 2006 Plan, the administrator may grant performance units or performance shares in such amounts and upon such terms as the administrator determines. The award agreement will set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the performance goals that, depending upon the extent to which they are met, will determine the number or value of performance units or performance shares that will be paid to the grantee. Each Performance unit will have an initial value that is established by the administrator on the grant date. Each performance share will have an initial value equal to the fair market value of a share on the grant date.

The award agreement will also specify whether the grantee will have rights to cash dividends with respect to shares underlying the Award or the conditions, if any, under which the grantee will be eligible to receive such dividends. Any stock dividends declared will be treated as part of the grant of the related performance unit or performance share, and a grantee’s interest in such stock dividend will be forfeited at the same time as the underlying shares or the value of the performance unit is forfeited. Unless otherwise provided in the award agreement, a grantee will have the right to vote the underlying shares related to performance shares.

Subject to the terms of the 2006 Plan, after the applicable performance period is ended, the holder of performance units or performance shares will be entitled to receive a payment based on the number and value of performance units or performance shares earned by the grantee over the performance period, determined as a function of the extent to which the corresponding performance goals have been achieved.

Payment of earned performance units or performance shares will be made in a lump sum after the end of the applicable performance period and may be settled in cash or in shares (or a combination thereof), as set forth in the award agreement or in the absence of such provision, as the administrator may determine. Such shares may be granted subject to any restrictions deemed appropriate by the administrator.

Dividend Equivalent Rights.    The 2006 Plan authorizes the grant of dividend equivalent rights. A dividend equivalent right entitles the grantee to receive payments equivalent to the dividends paid on the Company’s common stock during the period the dividend equivalent rights are effective. Dividend equivalent rights may be settled in cash or shares (or a combination thereof), as set forth in the award agreement or in the absence of such provision, as the administrator may determine. Each dividend equivalent right granted under the 2006 Plan is payable at such times, or upon the occurrence of such events, and in such amounts, as specified in the award agreement.

Other Equity-Based Awards.    The 2006 Plan authorizes the making of “other equity-based awards” which are awards denominated or payable in, valued by reference to or otherwise based on the shares or factors that may influence the value of shares (including securities convertible into or exchangeable for shares), as the plan administrator deems consistent with the 2006 Plan’s purposes. Subject to the terms of the 2006 Plan and the applicable award agreement, the administrator will determine the terms and conditions of any other equity-based award. The price at which securities may be purchased under an other equity-based award, or the provision of any such Award analogous to the purchase price or exercise price, must not be less than 100% of the fair market value of the securities on the grant date to which such Award relates.

Change in Control.    Unless otherwise determined by the plan administrator on the grant date and set forth in the applicable award agreement, upon a change in control, any Award outstanding on the date of the change in control that is not yet exercisable and vested or earned on such date will become fully exercisable and vested or earned on the date of such change in control. The definition of a change in control under the 2006 Plan is the same as the definition used for outstanding awards under the 1999 and 2002 Plans described on page 39 of this proxy statement under the heading “Potential Payment Upon Termination or Change in Control.”

If the Company merges with or into another corporation or sells substantially all of its assets, in each case resulting in a change in control, or other event resulting in a change in control occurs, the administrator, in the exercise of its sole discretion, is entitled to take any of the following actions (or other action that the administrator determines to be fair to the holders of Awards) before the change in control occurs, (1) provide that all outstanding Awards upon the consummation of such a merger or sale must be assumed by, or an equivalent option or right must be substituted by, the successor corporation or a parent or subsidiary of the successor corporation; (2) provide that all outstanding Awards (to the extent they are exercisable or vested) will be terminated in exchange for a cash payment equal to the change in control price (reduced by the exercise price applicable to such Awards) payable to the grantee; or (3) provide for the grantee to have the right to exercise the Award as to all or a portion of the underlying shares, including shares that would not otherwise be exercisable.

Duration, Amendment and Termination.    The 2006 Plan will become effective upon its approval by the shareholders of the Company. If such approval is not obtained, any Award granted under the 2006 Plan will be void. The Board may at any time amend, alter, suspend or terminate the 2006 Plan. The 2006 Plan will continue in effect until July 31, 2016, unless terminated earlier by the Board.

The Company will obtain shareholder approval of any 2006 Plan amendment to the extent necessary to comply with (1) Rule 16b-3 under the Exchange Act (or any successor thereto), (2) Sections 162(m) and 422 of the Code (or any successor rule or statute) or (3) any other applicable law or regulation.

No amendment, alteration, suspension or termination of the 2006 Plan or an award agreement will impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the administrator in writing.

Restrictions on Transfer.    Unless otherwise provided in the award agreement or otherwise determined by the administrator, each Award and rights under Awards will be exercisable only by the grantee during the grantee’s lifetime or, if permissible under applicable law, by the grantee’s guardian or legal representative and may be not assigned, pledged, sold, transferred or encumbered other than by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company).

Termination of Predecessor Plan.    Upon adoption of the 2006 Plan by the shareholders, the 2002 Plan will terminate, and no further awards may be granted under the 2002 Plan, but termination of the 2002 Plan will not affect outstanding awards under the 2002 Plan. As of the date of this proxy statement, 1,846,000 shares were available for future grant under the 2002 Plan.

New Plan Benefits

As described in the CD&A, certain members of our management team have been awarded restricted stock under the 2006 Plan, subject to shareholder approval of the 2006 Plan. The restricted stock awards, if the 2006 Plan is approved by the shareholders, will vest in equal 25% increments over a four-year period, with the first 25% vesting on June 1, 2007, subject as to a given increment to the employee’s continued employment with the Company on the applicable vesting date. Information about the initial Restricted Stock Awards granted under the 2006 Plan is set forth in the following table. No additional Awards have been made under the 2006 Plan as of the date of this proxy statement. Any additional Awards that may be made to employees and consultants under the 2006 Plan will be determined by the Compensation Committee from time to time in the future, and are not determinable at this time.

Name	Dollar Value	Number of Units
Donald C. Orris	—	—
Michael E. Uremovich	$2,872,000	100,000
C. Thomas Shurstad	$1,005,200	35,000
Michael F. Killea	$430,800	15,000
Alex Munn	$172,320	6,000
Lawrence C. Yarberry	$430,800	15,000
All current executive officers as a group	$5,428,080	189,000
All non-employee directors as a group	—	—
All employees, including all current officers who are not executive officers, as a group	$5,600,400	195,000

The dollar value shown in the table above is based on the number of shares of restricted stock awarded multiplied by $28.72, the closing price on the record date.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of Awards, which are authorized to be granted under the 2006 Plan, based upon the current provisions of the Code and applicable regulations. The rules governing the tax treatment of such Awards are technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options.    A grantee will not recognize income on the grant or exercise of an incentive stock option. However, the excess of the fair market value of the stock on the date of exercise over the exercise price is an adjustment item for purposes of the alternative minimum tax. If shares of stock are transferred to a grantee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant of the option or within one year after the transfer of such shares to such participant, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such participant as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes.

If stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the participant will realize compensation (ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Company will be entitled to deduct the amount of compensation income which was taxed to the participant for Federal income tax purposes if it complies with applicable reporting requirements and if the amount represents an ordinary and necessary business expense of the Company. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalent Rights and Other Equity-Based Awards.    Unless a grantee who receives an Award makes an election under Section 83(b) of the Code as described below, a grantee generally is not required to recognize income on the grant of a nonqualified stock option, a SAR, restricted stock award, restricted stock unit, performance unit, performance share, dividend equivalent rights and other equity-based award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or the date a restricted stock award becomes vested, or in the case of a restricted stock unit, performance unit, performance share, dividend equivalent rights and other equity-based Award, upon the issuance of shares and/or the payment of cash pursuant to the terms of the Award. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of a restricted stock award, restricted stock unit, performance unit, performance share, dividend equivalent rights and other equity-based award, the amount of cash and/or the fair market value of any shares received or vested in respect thereof, plus the amount of taxes withheld from such amounts.

Section 83(b) Election.    If a grantee who receives an Award, other than a non-qualified stock option, makes an election under Section 83(b) of the Code to recognize ordinary income on the date the Award is granted, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares subject to the Award on the grant date over the amount, if any, paid for such Award. In such case, the grantee will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares.     In general, gain or loss from the sale or exchange of shares granted or awarded under the 2006 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a SAR, restricted stock, restricted stock unit, performance unit, performance share, dividend equivalent right or other equity-based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments.    Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The plan administrator may make Awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Performance-Based Compensation.    Subject to certain exceptions, Code Section 162(m) disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2006 Plan has been designed to allow the plan administrator to grant Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Accounting Treatment

Under present accounting rules, the grant of options will result in a charge against the Company’s earnings, based upon the fair value of the option at the date of the grant, over the vesting period of the option. Stock grants (including restricted stock awards and performance shares) will result in a charge against the Company earnings based on the grant date fair value of the Awards. The charge will be recognized over the vesting period of the Award, if applicable. The excess, if any, from time to time of the fair market value of the common stock subject to SARs, over the exercise price of the SARs, will result in a charge against the Company’s earnings. The amount of the charge will increase or decrease based on changes in the market value of the common stock and will decrease to the extent SARs are canceled. The Company has not issued any SARs to date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2006 LONG TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,310,747	$15.92	1,846,000 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	1,310,747	$15.92	1,846,000 (1)

Under our 1999 Plan, options to purchase 748,047 shares of our common stock were outstanding as of December 29, 2006, our fiscal year end, and no further option grants can be made under that plan. Under our 2002 Plan, no more than 2,500,000 shares (before adjustment for stock splits, stock dividends or similar recapitalization events) of our common stock may be issued in the aggregate. As of December 29, 2006, 91,300 shares of our common stock had been issued upon exercise of options granted under the 2002 Plan and options to purchase 562,700 shares of our common stock were outstanding. As of December 29, 2006, we have available 1,846,000 shares of our common stock for future issuance under the 2002 Plan. This amount includes shares added automatically on January 1, 2003, 2004 and 2005 based upon 2.0% of the outstanding shares of our common stock as of the last day of the fiscal year preceding such January 1. Any shares of common stock issued under our 1999 Plan that are forfeited to or repurchased by us or that are issuable upon exercise of options that expire or become unexercisable for any reason without having been exercised in full are also available for grant and issuance under our 2002 Plan. In addition, on January 1 of each year, commencing January 1, 2003, as noted above, the aggregate number of shares reserved for issuance under our 2002 Plan will increase automatically by a number of shares equal to 2.0% of our outstanding shares on the last day of the preceding year, except that the Board of Directors may, in its absolute discretion, determine with respect to any year that the automatic increase be less than 2.0% or that no automatic increase occur with respect to that year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors, and any persons beneficially owning more than 10% of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are also required to furnish the Company with copies of the forms they file. Based solely on a review of copies of such reports we received and on written representations from certain reporting persons, we believe that during 2006, our executive officers and directors filed with the SEC on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them. To the Company’s knowledge, there were no greater than 10% shareholders during 2006.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2008 Annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than November 15, 2007. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Except for shareholder proposals to be included in our proxy statement and proxy card, to be timely under our bylaws, any nomination for director or other proposal made by a shareholder must be received by the Company no earlier than November 15, 2007 and not later than December 15, 2007. If we change the date of the 2008 annual meeting of shareholders to be earlier than April 3, 2008 or later than July 2, 2008, we must receive notice of the shareholder nomination or proposal (1) no earlier than 90 days before the actual meeting date nor later than 60 days before the actual meeting date or (2) the tenth day after the date on which public announcement of the annual meeting is first made, whichever is later. Any shareholder notice nominating any person as a director or making any other proposal must include certain additional information as specified in our bylaws.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals or nominations of which the Company does not receive notice by January 30, 2008. All shareholder proposals and nominations should be sent to 2300 Clayton Road, Suite 1200, Concord, CA 94520, Attention: Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

Only one proxy statement and Annual Report on Form 10-K for our 2006 fiscal year has been delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of such shareholders. We will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report on Form 10-K for our 2006 fiscal year to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the proxy statement or Annual Report on Form 10-K now or with respect to future mailings (or to request to receive only one copy of our proxy statement or Annual Report on Form 10-K if multiple copies are being received) may write or call the Company’s Corporate Secretary at Pacer International, Inc., 2300 Clayton Road, Suite 1200, Concord, CA 94520, or (925) 887-1400.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Our Annual Report on Form 10-K for our 2006 fiscal year was mailed to our shareholders with this proxy statement. Upon request, we will furnish to shareholders without charge a copy of our Annual Report on Form 10-K for our 2006 fiscal year. The Form 10-K has been filed with the SEC. Shareholders may obtain a copy by writing or calling the Company’s Corporate Secretary at Pacer International, Inc., 2300 Clayton Road, Suite 1200, Concord, CA 94520, or (925) 887-1400.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Ormand Taylor Vice President, Assistant General Counsel and Corporate Secretary Dated: March 14, 2007

APPENDIX A

PACER INTERNATIONAL, INC.

2006 LONG-TERM INCENTIVE PLAN

1.     Purposes of the Plan.

The purposes of this 2006 Long-Term Incentive Plan are to attract and retain the best available individuals for positions of substantial responsibility within the Company and its affiliates, to provide incentives to Employees and Consultants to use their best efforts toward the continued success of the Company and to operate and manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company, and to align the long-term interests of Employees and Consultants with those of the Company’s shareholders. Capitalized terms used in the Plan have the meanings given to them in Section 2 below or in the other sections of the Plan indicated in Section 2 below.

2.     Definitions.

As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or any Committee administering the Plan in accordance with Section 4 of the Plan.

(b)    “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Shares are listed or quoted.

(c)    “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent Right, Performance Unit, Performance Share or Other Equity-Based Award granted under the Plan.

(d)    “Award Agreement” means a written agreement that evidences an Award.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change in Control” means, as determined by the Administrator, the happening of any of the following:

(i)    any “person” or any “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any Subsidiary of the Company and any employee benefit plan of the Company or any of its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total combined voting power of the Company’s Voting Securities;

(ii)    the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company, or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company (any of the foregoing events being referred to herein as a “Business Combination”), unless such Business Combination also constitutes a Non-Control Transaction;

(iii)    individuals constituting the Board as of August 1, 2006 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (or the board of directors or similar governing body of the surviving entity or its ultimate parent company in the case of a merger, consolidation or reorganization of the Company whose principal purpose is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form); provided, however, that any individual whose election to the Board, or whose nomination for election to the Board by the Company’s shareholders, was approved or recommended by at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board unless such individual’s initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors (including by way of consent solicitation); or

(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(g)    “Change in Control Price” means, as determined by the Board,

(i)    the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or

(ii)    the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or

(iii)  some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

(h)    “Code” means the Internal Revenue Code of 1986, as amended.

(i)    “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan and constituted to satisfy Applicable Law to the extent applicable to the Plan. The Board shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board who are both “outside directors” as defined in Treas. Reg. §1.162-27(e) (or any successor regulation thereto) and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act and who satisfy the requirements of the national securities exchange or quotation or market system on which the Shares are then traded (the “applicable exchange”). In the event the Committee appointed by the Board is not comprised solely of members who are both “outside directors” and “non-employee directors” and who satisfy the requirements of the applicable exchange, the Committee shall have the authority to establish a subcommittee of the Committee which shall be comprised solely of members of the Committee who are both “outside directors” and “non-employee directors” and who satisfy the requirements of the applicable exchange, and to delegate to such subcommittee any or all of the powers of the Committee. References herein to the Committee shall be deemed to mean the subcommittee with respect to those matters within the power of the subcommittee.

(j)    “Company” means Pacer International, Inc., a Tennessee corporation.

(k)    “Consultant” means a person, other than an Employee or an Officer of the Company or a Parent or a Subsidiary of the Company, that (i) is engaged to provide services to the Company or a Subsidiary of the Company, other than services provided in relation to a distribution of securities, (ii) provides the services under a written contract with the Company or a Subsidiary of the Company, and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary of the Company; and the definition of Consultant above includes, for an individual consultant, a corporation of which the individual consultant is an employee or a shareholder, and a partnership of which the individual consultant is an employee or a partner. A non-Employee Director who is paid only a director’s fee by the Company or who is compensated by the Company for his or her services as a non-Employee Director shall be deemed to meet the definition of Consultant for the purposes of this Plan whether or not the other criteria above are met and, in addition, as used herein, “consulting relationship” shall be deemed to include services by a non-Employee Director.

(l)    “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Administrator, an Officer, or a person designated in writing by the Administrator or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee. A Grantee’s Continuous Status as an Employee or Consultant of the Company, any Parent or Subsidiary shall terminate upon the death or Disability of the Grantee or upon the resignation, discharge (which may be with or without “cause” (as such term may be defined by the Administrator)) or retirement of the Grantee or, in the case of a Grantee that is not an Employee, Officer or Director, under such other circumstances as shall be determined by the Administrator.

(m)    “Covered Shares” mean the Shares subject to an Award.

(n)    “Current Grant” has the meaning specified in Section 6(b)(i)(B).

(o)    “Date of Grant” means the date on which the Administrator makes the determination granting the Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(p)    “Director” means a member of the Board.

(q)    “Dividend Equivalent Right” means the right to receive a cash payment to the extent granted under Section 10 of the Plan.

(r)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(s)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)    “Fair Market Value” means (i) with respect to the Shares, as of any date, the closing price of a Share on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or national market system on which such Shares are then listed, admitted to trading or traded, or otherwise the fair market value as determined by the Administrator; and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be determined or established by the Administrator from time to time.

(v)    “Grantee” means an individual who has been granted an Award.

(w)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)    “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months and has paid for within the meaning of Rule 144 promulgated by the SEC under the Securities Act of 1933, as amended or (ii) has purchased on the open market (but, subject in any case, to the applicable limitations of Rule 16b-3).

(y)    “Non-Control Transaction” means any Business Combination immediately following which both of the following conditions are satisfied:

(i)    more than 50% of the total combined voting power of the Voting Securities of the corporation or other entity resulting from such Business Combination

(including a corporation or other entity that acquires all or substantially all of the assets of the Company or that beneficially owns, directly or indirectly, 100% of the Company’s Voting Securities) or the ultimate parent company thereof is represented by shares that comprised Voting Securities of the Company immediately prior to such Business Combination (either by remaining outstanding or by being converted), and such voting power is in substantially the same proportion as the voting power of such Voting Securities of the Company immediately prior to such Business Combination; and

(ii)    at least a majority of the members of the board of directors or equivalent governing body of the corporation or other entity resulting from such Business Combination or the ultimate parent company thereof were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination.

(z)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted under the Plan.

(cc)    “Other Equity-Based Award” means an Award that is awarded to a Grantee pursuant to Section 11 of the Plan.

(dd)    “Other Plans” has the meaning specified in Section 6(b)(i)(A).

(ee)    “Parent” means an entity, whether now or hereafter existing, in an unbroken chain of entities ending with the Company if each of the entities other than the Company holds at least 50 percent of the shares or other equity interests normally entitled to vote for the election of directors or equivalent governing body of one of the other entities in such chain, except that with respect to Incentive Stock Options, the term “parent” shall have the meaning specified in the Code.

(ff)    “Performance Goals” has the meaning specified in Section 5(f).

(gg)    “Performance Period” means the time period during which the Performance Goals with respect to an Award must be met. The Performance Period, if any, shall be established by the Administrator at the time an Award is granted.

(hh)    “Performance Share” means an Award that is awarded to a Grantee pursuant to Section 9 of the Plan.

(ii)    “Performance Unit” means an Award that is awarded to a Grantee pursuant to Section 9 of the Plan that represents the contractual right to receive the value of one or more

Shares (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement, including attainment of the applicable Performance Goals with respect to such Award.

(jj)    “Plan” means this 2006 Long-Term Incentive Plan, as amended from time to time.

(kk)    “Predecessor Plans” means (i) the Company’s 2002 Stock Option Plan (the “2002 Option Plan”) as in effect on the date the Plan is approved by the shareholders of the Company in accordance with Section 14 hereof and (ii) the Company’s 1999 Stock Option Plan as in effect on the effective date of the 2002 Option Plan.

(ll)    “Prior Grants” has the meaning specified in Section 6(b)(i)(B).

(mm)    “Restricted Stock Award” means any Share(s) that is (are) awarded to a Grantee pursuant to Section 8 of the Plan.

(nn)    “Restricted Stock Unit” means an Award that is awarded to a Grantee pursuant to Section 8 of the Plan that represents the contractual right to receive the value of one or more Shares (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(oo)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)    “SEC” means the Securities and Exchange Commission.

(qq)    “Shares” means the common stock of the Company, par value $0.01 per share, as adjusted in accordance with Section 13 of the Plan.

(rr)    “Stock Appreciation Right” or “SAR” means an Award that is awarded to the Grantee pursuant to Section 7 of the Plan.

(ss)    “Subsidiary” means any entity, domestic or foreign, of which not less than 50 percent of the outstanding shares or other equity interests normally entitled to vote for the election of directors or equivalent governing body are owned or controlled, directly or indirectly, by the Company, whether or not such entity now exists or is hereafter organized or acquired; provided, however, that in the case of an Incentive Stock Option, the term Subsidiary means a “subsidiary corporation,” whether now or hereafter existing as defined in Section 424(f) of the Code.

(tt)    “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by, or merged into, the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

(uu)    “Tandem SARs” have the meaning specified in Section 7(a).

(vv)    “Tax Date” has the meaning specified in Section 12(a).

(ww)    “Voting Securities” of any corporation or other entity means those securities of such corporation or other entity entitling the holder thereof to vote in the election of directors of such corporation or other persons performing a similar function for such other entity.

(xx)    “Withholding Election” has the meaning specified in Section 12(a).

The use in the Plan of the word “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto,” “hereinafter,” and other words of similar import refer to the Plan as a whole, as the same may be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in the Plan. All references to sections, subsections, paragraphs, subparagraphs and clauses mean such provisions of the Plan, except where otherwise stated. The title of and the section and paragraph headings in the Plan are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of the Plan. The use herein of the masculine, feminine or neuter forms also shall denote the other forms, as in each case the context may require. When specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Accounting terms used but not otherwise defined herein shall have the meanings given to them under United States generally accepted accounting principles.

3.     Stock Subject to the Plan.

(a)    Limitations on Available Shares. Subject to the provisions of Section 13 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards is 2,500,000 Shares. The maximum aggregate number of Shares that may be subject to grants of Incentive Stock Options under the Plan is 1,000,000 Shares. The grant of a SAR shall not reduce the number of Shares that may be subject to Awards; provided, however, that the number of Shares issued by the Company upon the exercise of a SAR shall reduce the number of Shares that may be subject to Awards. The Shares shall be authorized but unissued Shares. To the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 13, the maximum number of Shares with respect to which Awards may be granted during any fiscal year of the Company to any Grantee may not exceed 100,000 Shares.

(b)    Forfeitures and Terminations. If an Award, other than a Substitute Award, expires, is forfeited or otherwise terminates without the issuance or delivery of some or all of the Shares underlying the Award to the Grantee, or becomes unexercisable without having been exercised in full, the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). The Administrator may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(c)    Limitations on Reissuance of Shares. Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Grantee as full or partial payment of the exercise or purchase price of any Award or in payment of any applicable withholding for federal, state, city, local, or foreign taxes incurred in connection with the exercise or earning of any Award under the Plan or under the Predecessor Plans will not become available for future grants under the Plan.

(d) Substitute Awards. The grant of Substitute Awards and the issuance of any shares pursuant to Substitute Awards shall not reduce the number of shares available for issuance under the Plan.

4.     Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of Employees and Consultants. Except as provided below, the Plan shall be administered by (A) the Board or (B) a Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall constitute the Committee for purposes of the Plan and shall act as the Administrator hereunder for all purposes of the Plan.

(ii)    Rule 16b-3. To the extent the Administrator considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Section 162(m) of the Code. To the extent the Administrator considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have all powers with respect to the administration of the Plan, including full power and authority, in its sole and absolute discretion:

(i)    to determine the Fair Market Value of the Shares, in accordance with Section 2(u) of the Plan;

(ii)    to select the Consultants and Employees to whom Awards will be granted under the Plan, except as otherwise provided in Section 4(e) of the Plan with respect to Non-Employee Directors;

(iii)    to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan, except as otherwise provided in Section 4(e) of the Plan with respect to non-Employee Directors;

(iv)    to determine the number of Shares to be covered by each Award granted under the Plan, except as otherwise provided in Section 4(e) of the Plan with respect to non-Employee Directors;

(v)    to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, for use under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan, including whether an Award shall be subject to Performance Goals that must be achieved as a condition to the vesting or settlement of the Award. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise, purchase, base or other applicable price of an Award, the time or times when an Award becomes vested, exercisable or payable (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting, acceleration, forfeiture or waiver of forfeiture restrictions, any restrictions on transfer of the Shares subject to the Award and waivers thereof, and any other restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator shall determine;

(vii)    to construe and interpret the terms of the Plan and Awards;

(viii)    to correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement;

(ix)    to resolve all questions arising under the Plan and any Award Agreement;

(x)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(xi)    to modify or amend each Award or to grant waivers thereof (subject to Section 15 of the Plan);

(xii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii)    to determine the terms and restrictions applicable to Awards including restrictions with respect to transfer, non-competition, confidentiality or other restrictive covenants as the Administrator deems necessary in its sole discretion;

(xiv)    to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xv)    to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16 of the Exchange Act; and

(xvi)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall, absent manifest error, be final and binding on all Grantees and any other holders of Awards.

(d)    Award Programs. The Administrator shall have authority under the Plan to establish a program pursuant to which Awards may be awarded under uniform terms, conditions and restrictions established by the Administrator for the program. With respect to any such program, the Administrator shall have the same powers and authority as are set forth in Section 4(b) above and elsewhere in this Plan.

(e)    Awards to Non-Employee Directors. The determination of the number of Shares to be covered by each Award granted to Consultants who are non-Employee Directors and the frequency of such grants shall be made in accordance with any applicable rules and procedures established by the Board, or if none have been established by the Board, then as determined by the Administrator.

5.     Eligibility and General Conditions of Awards.

(a)    Eligibility. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards. Holders of options or other types of Awards granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines are eligible for the grant of Substitute Awards hereunder.

(b)    Maximum Term. The term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns shares of the Company representing more than 10 percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, determined in accordance with the provisions of Section 424 of the Code, the term of such Incentive Stock Option shall not extend more than five years from the Date of Grant and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement.

(c)    Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee,

shall be set forth in an Award Agreement. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that contradict the Plan are null and void.

(d)    Effect of Death, Disability and Termination of Service on Awards. The Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, the circumstances in which, and the terms and conditions under which, Awards shall be exercised, vested, paid, or forfeited in the event of a Grantee’s death or Disability prior to the end of a Performance Period or the exercise or settlement of such Award or in the event a Grantee’s Continuous Status as an Employee or Consultant of the Company, any Parent or Subsidiary ceases or terminates for any reason (other than upon the Grantee’s death or Disability) prior to the end of a Performance Period or the exercise or settlement of such Award.

(e)    Non-transferability of Awards. Unless otherwise provided in the Award Agreement or otherwise determined by the Administrator:

(i)    During the Grantee’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Grantee or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii)    No Award (prior to the time, if applicable, Shares are issued with respect to such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred to, or encumbered by a Grantee other than, as the case may be, by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(f)    Performance Goals and Conditions. Performance Goals, if any, shall be established within ninety (90) days of the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award, the Administrator shall to the extent required by Code Section 162(m) certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Administrator shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting and settling such Award. The Administrator may, but is not required to, structure any Award as performance-based compensation under Code Section 162(m).

For purposes of the Plan, “Performance Goals” means the measurable performance objectives, if any, established by the Administrator for a Performance Period that are to be achieved with respect to an Award granted to a Grantee under the Plan. Performance Goals may be described in terms of (i) Company-wide objectives, (ii) objectives that are related to performance of the individual Grantee or the Subsidiary, business segment, division, business unit, department or function within the Company or a Subsidiary in which the Grantee receiving the Award is employed or on which the Grantee’s efforts have the most influence, or (iii) the Company’s performance relative to (A) a financial market or other objective and quantifiable index selected by the Administrator with respect to one or more Performance Goals established by the Administrator or (B) the performance by a company or group of companies selected by the Administrator with respect to one or more Performance Goals established by the Administrator. The Performance Goals established by the Administrator for any Performance Period under the Plan will consist of one or more of the following criteria (each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company):

•  revenue

•  revenue growth

•  income or net income

•  net income before share-based payments

•  cash flow (including, but not limited to, operating cash flow and free cash flow)

•  gross profit or gross margin

•  capital expenditures

•  operating expenses

•  selling, general and administrative expenses

•  expense targets or expense target reductions

•  operating income or net operating income

•  inventory turns

•  financial return ratios

•  market share

•  earnings measures/ratios

•  internal rate of return

•  intersegment or intrasegment cross-selling

•  balance sheet measures (such as receivables turnover)

•  basic or diluted earnings per share

•  basic or diluted earnings per share before share-based payments

•  earnings growth

•  return on net assets (defined as earnings before interest and taxes divided by net assets)

•  earnings before interest and taxes

•  earnings before interest, taxes, depreciation and amortization (“EBITDA”)

•  EBITDA minus capital expenditures

•  return on capital or average capital

•  return on investment

•  cash flow return on investment (net cash flow divided by total capital)

•  return on sales

•  return on equity or average equity

•  increases in the fair market value of common stock

•  share price (including, but not limited to, growth measures and total shareholder return)

•  customer or customer growth

•  customer satisfaction surveys or productivity

If (i) the Administrator determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, or (ii) a Grantee is promoted, demoted or transferred to a different business unit or division of the Company or a Subsidiary of the Company during the Performance Period, the Administrator may in its discretion and to the extent it deems appropriate modify, change or eliminate such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to such period as the Administrator deems appropriate and equitable; provided, however, that any such adjustments shall be made in a manner consistent with Section 162(m) of the Code such that the Administrator may only make a modification of the Performance Goals or the minimum acceptable level of achievement to the extent it would not cause such exemption under Code Section 162(m) to become unavailable. In addition, the Administrator shall have the authority to make equitable adjustments to the Performance Goals, or the method of calculating attainment of the Performance Goals, in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to or in recognition of changes in applicable laws or regulations, or to account for items of gain, loss, deduction or expense determined to be extraordinary, nonrecurring or unusual in nature or infrequent in occurrence, including, by way of example only, asset write-downs and litigation or claim judgments or settlements, or related to the disposal of a segment of a business or related to a change in accounting principles; provided, however, that no such adjustment shall adversely impair the rights of any Grantee without the consent of the Grantee and that any such adjustments shall be made in a manner consistent with Section 162(m) of the Code.

(g)    Section 409A Considerations. In granting any Award or subsequent modifications to any outstanding Award, the Administrator shall consider the impact of any adverse tax consequences that may affect the Grantee under Code Section 409A and any adverse financial accounting consequences that may affect the Company.

(h)    Consideration. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Law.

(i)    Limitation on Liability. No member of the Board or Committee nor any officer delegated authority pursuant to Section 4(b)(xv) shall be liable for any action or determination made in good faith by the Board or Board Committee or such officer with respect to the Plan or any Award.

(j)    Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)    Special Provisions for Certain Substitute Options and SARs. Notwithstanding anything to the contrary in Sections 6 and 7, any Option or SAR issued in substitution for an option or stock appreciation right previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Administrator may prescribe to cause such substitute Option or SAR to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option or stock appreciation right being replaced thereby.

6.     Stock Options.

(a)    Grant of Options. Subject to the terms of the Plan, the Administrator may grant Options to any Employee or Consultant from time to time, in such amount and upon such terms and conditions as shall be determined by the Administrator. Each Option shall be evidenced by an Award Agreement, which shall set forth the exercise price, the period within which the Option may be exercised and any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(b)    Limitations.

(i)    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Any Option designated as an Incentive Stock Option:

(A)     shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

(B)    shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1)    the portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2)    if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(b)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Nonstatutory Stock Option at such date or dates as are provided in the Current Grant.

(ii)    No Employee shall be granted in any fiscal year Options to purchase more than 100,000 Shares. The limitation described in this Section 6(b)(ii) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(b)(ii).

(c)    Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator. Except as otherwise provided in Section 5(k), the exercise price of an Option shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant. In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns shares representing more than 10 percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, determined in accordance with the provisions of Section 424 of the Code, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(d)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of cash, personal check, wire transfer or, subject to the approval of the Administrator:

(i)    by cancellation of indebtedness of the Company to the Grantee;

(ii)    Mature Shares;

(iii)    pursuant to rules and procedures approved by the Administrator, (A) through the sale of the Shares acquired on the exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 and Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002);

(iv)    by waiver of compensation due or accrued to the Grantee for services rendered to the Company or any of its Subsidiaries;

(v)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vi)    any combination of any of the foregoing.

(e)    Exercise of Option; Rights as a Shareholder.

(i)    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

(ii)    An Option may not be exercised for a fraction of a Share.

(iii)    An Option shall be deemed exercised when the Company receives:

(A)    written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and

(B)    full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

(iv)    Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the share certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares underlying the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 13 of the Plan.

(v)    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(f)    No Repricing. Other than in connection with a change in the Company’s capitalization as contemplated by Section 13, the exercise price of an Option may not be reduced without approval by the Company’s shareholders.

(g)    No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under, any other option held by a Grantee.

7.     Stock Appreciation Rights.

(a)    Grant of SARs. Subject to the terms of the Plan, the Administrator may grant SARs to Employees or Consultants, in such amounts and upon such terms as shall be determined by the Administrator. The Administrator may grant SARs in tandem with an Option (“Tandem SARs”) or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Grantee to receive upon exercise the excess of (1) the Fair Market Value of a specified or determinable number of Shares at the time of payment or exercise over (2) a specified or determinable price which, except as provided in Section 5(k), may not in any event be less than the Fair Market Value of a Share on the Date of Grant, and, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the exercise price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(b)    Limitations. No Employee shall be granted in any fiscal year SARs with respect to more than 100,000 Shares. The limitation described in this Section 7(b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If a SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(b).

(c)    Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. SARs which are not Tandem SARs may be exercised in accordance with such terms and conditions as the Administrator shall determine. Tandem SARs may be exercised:

(i)    with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii)    only with respect to the Shares for which its related Option is then exercisable; and

(iii)    only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the Tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(d)    Payment of SAR Benefit. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii)    the number of Shares with respect to which the SAR is exercised;

provided, however, that the Administrator may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Administrator shall specify. As determined by the Administrator, payment to the Grantee upon exercise of a SAR may be settled in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment (or a combination thereof), such other form of consideration as shall be approved by the Administrator or in some combination thereof, as set forth in the Award Agreement or, in the absence of such provision, as the Administrator may determine.

(e)    No Repricing. Other than in connection with a change in the Company’s capitalization as contemplated by Section 13, the price of a SAR that has been granted under the Plan as specified in accordance with clause (2) of Section 7(a) may not be reduced without approval of the Company’s shareholders.

8.     Restricted Stock Awards and Restricted Stock Units.

(a)    Grant of Restricted Stock Awards and Restricted Stock Units. Subject to the terms of the Plan, the Administrator may grant Restricted Stock Awards and Restricted Stock Units to any Employee or Consultant from time to time, in such amount and upon such terms and conditions as shall be determined by the Administrator. Each Restricted Stock Award and Restricted Stock Unit shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Shares or the value of the Restricted Stock Unit will be forfeited or become vested, including Performance Goals, if any, that must be achieved as a condition to vesting of the Restricted Stock Award or the Restricted Stock Unit.

(b)    Dividends and Voting Rights. Each Award Agreement with respect to a Restricted Stock Award or Restricted Stock Unit shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to Shares underlying such Award after the date the Restricted Stock Award or the Restricted Stock Unit grant has become effective and before the first day that the Grantee’s interest in such underlying Shares or the value of the Restricted Stock Unit is forfeited completely or becomes completely nonforfeitable. If an Award Agreement with respect to a Restricted Stock Award or Restricted Stock Unit provides that a Grantee has no right to receive a cash dividend when paid, such agreement may set forth such conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to reflect that the Grantee had no right to receive any cash dividends on the Shares underlying his or her Restricted Stock Awards or Restricted Stock Unit when such dividends were paid; provided, however, the Administrator may accelerate the time or times at which such payments may be paid in whole or in part. If an Award Agreement with respect to a Restricted Stock Award or Restricted Stock Unit calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on the Shares underlying Restricted Stock Awards or Restricted Stock Units after the grant is effective but before the Grantee’s interest in such underlying Shares or the value of the Restricted Stock Unit has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock Award or Restricted Stock Unit, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the underlying Shares or the value of the Restricted Stock Unit with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or Shares, the disposition of such dividend shall be made in accordance with such rules as the Administrator shall adopt with respect to each such dividend. Unless otherwise provided in the Award Agreement related to a Restricted Stock Award, a Grantee shall have the right to vote the underlying Shares related to Restricted Stock Awards after the grant is effective with respect to such underlying Shares but, as the case may be, before his or her interest in such Shares has been forfeited.

(c)    Shares Constituting Restricted Stock Awards. Shares constituting Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Award; provided, however, that if the Administrator in its absolute discretion so determines, the Shares constituting a Restricted Stock Award may instead be issued to a custodian designated by the Administrator as the attorney-in-fact for the Grantee for the term specified in the applicable Award Agreement, with full power and authority in the Grantee’s name, place and stead to transfer, assign and convey to the Company any Shares held by the custodian for such Grantee, if the Grantee forfeits the Shares under the terms of the applicable Award Agreement. During the period that the custodian holds the Shares subject to the Restricted Stock Award, the Grantee is entitled to all rights, except as provided in the applicable Award Agreement, applicable to Shares not so held.

(d)    Satisfaction of Forfeiture Conditions. Shares underlying Restricted Stock Awards shall cease to be restricted at such time as a Grantee’s interest in such Shares becomes nonforfeitable under the Plan and the related Award Agreement, and the certificate representing such Shares shall be reissued as soon as practicable thereafter without any further restrictions and shall be transferred to the Grantee.

(e)    Payment of Restricted Stock Units. Subject to the terms of the Plan, after such time as a Grantee’s interest in the Restricted Stock Units becomes nonforfeitable under the Plan and the related Award Agreement, the Grantee of Restricted Stock Units shall be entitled to receive a payment based on the number and value of Restricted Stock Units earned by the Grantee under the Plan and the related Award Agreement.

(f)    Form and Timing of Payment of Restricted Stock Units. Earned Restricted Stock Units may be settled in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Unit. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or, in the absence of such provision, as the Administrator may determine.

9.     Performance Units and Performance Shares.

(a)    Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Administrator may grant Performance Units or Performance Shares to any Employee or Consultant in such amounts and upon such terms as the Administrator shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the Performance Goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. Each Performance Unit shall have an initial value that is established by the Administrator on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant.

(b)    Dividends and Voting Rights. Each Award Agreement with respect to Performance Shares or Performance Units shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to Shares underlying such Award after the date the Performance Shares grant or the Performance Unit grant has become effective and before the first day that the Grantee’s interest in such underlying Shares or the value of the Performance Unit is forfeited completely or becomes completely nonforfeitable. If an Award Agreement with respect to an award of Performance Shares or a Performance Unit provides that a Grantee has no right to receive a cash dividend when paid, such agreement may set forth such conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to reflect that the Grantee had no right to receive any cash dividends on the Shares underlying his or her Performance Shares or Performance Unit when such dividends were paid; provided, however, the Administrator may accelerate the time or times at which such payments may be paid in whole or in part. If an Award Agreement with respect to an award of Performance Shares or a Performance Unit calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on the Shares underlying Performance Shares or Performance Units after the grant is effective but before the Grantee’s interest in such underlying Shares or the value of the Performance Unit has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Performance Shares or Performance Unit, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the underlying Shares or the value of the Performance Unit with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or Shares, the disposition of such dividend shall be made in accordance with such rules as the Administrator shall adopt with respect to each such dividend. Unless otherwise provided in the Award Agreement related to an award of Performance Shares, a Grantee shall have the right to vote the underlying Shares related to the Performance Shares award after the grant is effective with respect to such underlying Shares but, as the case may be, before his or her interest in such Shares has been forfeited.

(c)    Shares Constituting Performance Shares. Awards constituting Performance Shares granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Performance Shares, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Shares; provided, however, that if the Administrator in its absolute discretion so determines, the Shares constituting an award of Performance Shares may instead be issued to a custodian designated by the Administrator as the attorney-in-fact for the Grantee for the term specified in the applicable Award Agreement, with full power and authority in the Grantee’s name, place and stead to transfer, assign and convey to the Company any Shares held by the custodian for such Grantee, if the Grantee forfeits the Shares under the terms of the applicable Award Agreement. During the period that the custodian holds the Shares subject to an award of Performance Shares, the Grantee is entitled to all rights, except as provided in the applicable Award Agreement, applicable to Shares not so held.

(d)    Payment of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(e)    Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. As determined by the Administrator, earned Performance Units or Performance Shares may be settled in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or, in the absence of such provision, as the Administrator may determine.

10.   Dividend Equivalent Rights.

(a)    Grant of Dividend Equivalent Rights. Subject to the terms of the Plan, the Administrator may grant Dividend Equivalent Rights to Employees or Consultants, in such amount and upon such terms as shall be determined by the Administrator. Dividend

Equivalent Rights entitle the Grantee to receive payments from the Company in an amount determined by reference to any dividends paid on a specified number of Shares to Company shareholders of record during the period such rights are effective.

(b)    Payment of Dividend Equivalent Rights. Payment with respect to a Dividend Equivalent Right may be settled in cash or Shares (valued at Fair Market Value on the date of payment) or a combination thereof as provided in the Award Agreement, or, in the absence of such provision, as the Administrator may determine.

(c)    Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator specifies in the Award Agreement; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Administrator, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

11.   Other Equity-Based Award.

The Administrator shall have authority to grant persons eligible to receive Awards pursuant to Section 5 an Other Equity-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 10 above and (ii) an award of Shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Shares or factors that may influence the value of Shares (including securities convertible into or exchangeable for Shares), as deemed by the Administrator to be consistent with the purposes of the Plan; provided, however, that any such rights must comply, to the extent deemed appropriate by the Administrator, with Rule 16b-3 and Applicable Law. Subject to the terms of the Plan and the applicable Award Agreement, the Administrator shall determine the terms and conditions of any such Other Equity-Based Award. The price at which securities may be purchased pursuant to any Other Equity-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase price or exercise price, shall not be less than 100% of the Fair Market Value of the securities to which such Award relates on the Date of Grant.

12.   Tax Withholding; Section 83(b) Election.

(a)    Tax Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash (including by personal check or wire transfer), or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator. The Administrator may in its sole discretion disapprove and give no effect to the Withholding Election.

(b)    Section 83(b) Election. Each Grantee shall deliver to the Company a copy of any election filed by such Grantee with the Internal Revenue Service pursuant to Code Section 83(b) relating to any Award no later than 30 days following the filing of such election with the Internal Revenue Service.

13.   Adjustments Upon Changes in Capitalization or Change of Control.

(a)    Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares reserved for issuance under the Plan for the grant of Awards, the maximum Award limitations set forth in the Plan, the number of Covered Shares, as well as the price per share (or exercise, base or purchase price) of Covered Shares, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration so as to result in any such adjustment. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Shares. The provisions of this Section 13(a) are in addition to, and shall not in any way limit, the rights of the Administrator pursuant to Section 5(f) to modify Performance Goals in the event of a change in capital structure.

(b)    Reorganizations, Mergers, Etc. Subject to any required action by the shareholders of the Company, the number of shares reserved for issuance under the Plan for the grant of Awards, the maximum Award limitations set forth in the Plan, the number of Covered Shares, the price per share (or exercise, base or purchase price) of Covered Shares, and other relevant provisions of the Plan and outstanding Awards may be adjusted by the Administrator, in its sole discretion, to reflect a change in the capitalization of the Company, including a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event.

(c)    Change in Control. In the event of a Change in Control, then the following provisions shall apply:

(i)    Vesting. Unless otherwise determined by the Administrator, in the exercise of its sole discretion, at the Date of Grant and set forth in the applicable Award

Agreement, upon the occurrence of a Change in Control each Award outstanding on the date such Change in Control is determined to have occurred that is not yet exercisable and vested or otherwise not yet earned on such date shall become fully exercisable and vested or otherwise earned on the date of such Change in Control (including, for the avoidance of doubt, any and all vesting restrictions, Performance Goals or other conditions relating to the exercise, vesting, transferability or the earning of such Award shall automatically lapse, expire and terminate so that such Awards shall be deemed to be fully earned).

(ii)    Merger or Asset Sale or Other Change in Control. In the event of the occurrence of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, in each case resulting in a Change in Control, or other event resulting in a Change in Control, the Administrator, in the exercise of its sole discretion, shall be entitled to take any of the following actions, or any other action that the Administrator, in the exercise of its sole discretion, determines to be fair to the holders of Awards:

(A)    prior to the occurrence of such a Change in Control, provide that all outstanding Awards upon the consummation of such a merger or sale shall be assumed by, or an equivalent option or right shall be substituted by, the successor corporation or a parent or subsidiary of the successor corporation;

(B)    prior to the occurrence of such a Change in Control, provide that all outstanding Awards, to the extent they are exercisable and vested (including Awards that shall become exercisable and vested pursuant to Section 13(c)(i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Awards); with such cash proceeds to be paid to the Grantee or, in the event of death of a Grantee prior to payment, to the estate of the Grantee or to a person who acquired the right to exercise the Award by will or the laws of descent and distribution; or

(C)    prior to the occurrence of such a Change in Control, provide for the Grantee to have the right to exercise the Award as to all or a portion of the Covered Shares, including, if so determined by the Administrator in the exercise of its sole discretion, Shares as to which it would not otherwise be exercisable. If the Administrator makes an Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee that the Award shall be fully exercisable for a period of 20 days from the date of such notice, and the Award will terminate upon the expiration of such period.

(d)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award is outstanding, it will terminate immediately prior to the consummation of such proposed action and the Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Administrator and give each Grantee the right to exercise his or her Award as to all or any part of the Covered Shares, including Shares as to which the Award would not otherwise be exercisable.

14.   Term of Plan.

The Plan shall become effective upon its approval by the shareholders of the Company. The Plan must be submitted to the shareholders of the Company for approval within 12 months after the date of its adoption by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Law. If such approval is not obtained, any Award granted hereunder will be void. The Plan shall continue in effect until the tenth anniversary of adoption of the Plan by the Board, unless terminated earlier under Section 15 of the Plan. The Plan was adopted by the Board on August 1, 2006.

15.   Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with (i) Rule 16b-3 under the Exchange Act (or any successor thereto), (ii) Sections 162(m) and 422 of the Code (or any successor rule or statute) or (iii) any other Applicable Law. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or an Award Agreement shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

16.     Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise or settlement, as applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and any other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise or settlement of an Award, the Company may require the person exercising such Award or receiving Shares on settlement to represent and warrant at the time of any such exercise or settlement that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

17.   Liability of Company.

(a)    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the grant of any Awards or any modification thereof or to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant any Awards or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)    Grants Exceeding Allotted Shares. If the Covered Shares covered by an Award exceeds, as of the Date of Grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Covered Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15 of the Plan.

18.   Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.   Impact of Restatement of Financial Statements upon Previous Awards.

If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Administrator may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Grantees with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any Grantee shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Grantee had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Administrator shall determine. The Board Committee may determine to recover different amounts from different Grantees or different classes of Grantees on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Grantee be less than the amount required to be repaid or recovered as a matter of law. The Administrator shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Grantee, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Grantee under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or Parent of the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

20.   Rights of Employees and Consultants.

Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company or any of its Subsidiaries, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person. If any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company.

21.   Sub-plans for Foreign Subsidiaries.

The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

22.   Non-Exclusivity of this Plan.

Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem appropriate or desirable, including the granting of Awards other than under this Plan, and such arrangements may be either generally available or applicable only in specific cases.

23.   Construction.

The Plan shall be construed under the laws of the State of Tennessee, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

24.   Termination of 2002 Stock Option Plan.

Upon adoption of this Plan by the shareholders of the Company, the Company’s 2002 Stock Option Plan shall terminate and no further awards may be granted thereunder; provided, however, that such termination shall have no effect on awards then outstanding thereunder which awards shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

PACER INTERNATIONAL, INC.

2300 Clayton Road, Suite 1200

Concord, California 94520

ANNUAL MEETING OF SHAREHOLDERS – MAY 3, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Pacer International, Inc. (the “Company”) hereby appoints Lawrence C. Yarberry and Michael F. Killea, and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote all of the common stock of the Company held in the undersigned’s name on its books as of February 23, 2007, at the Annual Meeting of Shareholders to be held at the Company’s offices located at 6805 Perimeter Drive, Dublin, Ohio 43016 at 2:00 p.m. on Thursday, May 3, 2007 or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement dated March 14, 2007, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxyholders will vote for election of a substitute nominee proposed by management.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 3 and 4. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

Address Change/Comments (mark the corresponding box on the reverse side)

PACER INTERNATIONAL, INC.

Mark here for Address Change or Comments. PLEASE SEE REVERSE SIDE.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:

01 P. Michael Giftos
02 Bruce H. Spector
03 Michael E. Uremovich

☐ FOR
☐ WITHHELD FOR ALL

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm

☐ For
☐ Against
☐ Abstain

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN.

3.	Approval of the 2006 Long-Term Incentive Plan

☐ For
☐ Against
☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

☐ I plan to attend the meeting

Date: , 2007

Signature

Signature if held jointly

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person.

When signing as an attorney, executor, administrator or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.